UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): March 30, 2007


                              RIVERVIEW BANCORP, INC.
            (Exact name of registrant as specified in its charter)

        Washington                    0-22957                  91-1838969
(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington         98660
         (Address of principal executive offices)             (Zip Code)

     Registrant's telephone number (including area code): (360) 693-6650


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

     On March 30, 2007, Riverview Bancorp, Inc. determined that it had not filed the following earnings releases:

     * Earnings release dated July 15, 2003 for the quarter ended June 30, 2003 (a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference)

     * Earnings release dated October 27, 2003 for the quarter ended September 30, 2003 (a copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference)

     * Earnings release dated January 21, 2004 for the quarter ended December 31, 2003 (a copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference)

     * Earnings release dated May 4, 2004 for the year and quarter ended March 31, 2004 (a copy of the press release is attached hereto as Exhibit 99.4 and is incorporated herein by reference)

     * Earnings release dated January 25, 2005 for the quarter ended December 31, 2004 (a copy of the press release is attached hereto as Exhibit 99.5 and is incorporated herein by reference)

     * Earnings release dated May 13, 2005 for the year and quarter ended March 31, 2005 (a copy of the press release is attached hereto as Exhibit 99.6 and is incorporated herein by reference)

     * Earnings release dated July 18, 2005 for the quarter ended June 30, 2005 (a copy of the press release is attached hereto as Exhibit 99.7 and is incorporated herein by reference)

     * Earnings release dated October 17, 2005 for the quarter ended September 30, 2005 (a copy of the press release is attached hereto as Exhibit 99.8 and is incorporated herein by reference)

     * Earnings release dated January 24, 2006 for the quarter ended December 31, 2005 (a copy of the press release is attached hereto as Exhibit 99.9 and is incorporated herein by reference)

     * Earnings release dated May 4, 2006 for the year and quarter ended March 31, 2006 (a copy of the press release is attached hereto as Exhibit 99.10 and is incorporated herein by reference)

     * Earnings release dated July 25, 2006 for the quarter ended June 30, 2006 (a copy of the press release is attached hereto as Exhibit 99.11 and is incorporated herein by reference)

     * Earnings release dated October 24, 2006 for the quarter ended September 30, 2006 (a copy of the press release is attached hereto as Exhibit 99.12 and is incorporated herein by reference)

Item 9.01  Financial Statements and Exhibits.

     (c) Exhibits

         99.1   News Release of Riverview Bancorp, Inc. dated July 15, 2003.
         99.2   News Release of Riverview Bancorp, Inc. dated October 27,
                  2003.
         99.3   News Release of Riverview Bancorp, Inc. dated January 21,
                  2004.
         99.4   News Release of Riverview Bancorp, Inc. dated May 4, 2004.
         99.5   News Release of Riverview Bancorp, Inc. dated January 25,
                  2005.
         99.6   News Release of Riverview Bancorp, Inc. dated May 13, 2005.
         99.7   News Release of Riverview Bancorp, Inc. dated July 18, 2005.
         99.8   News Release of Riverview Bancorp, Inc. dated October 17,
                  2005.
         99.9   News Release of Riverview Bancorp, Inc. dated January 24,
                  2006.
         99.10  News Release of Riverview Bancorp, Inc. dated May 4, 2006.
         99.11  News Release of Riverview Bancorp, Inc. dated July 25, 2006.
         99.12  News Release of Riverview Bancorp, Inc. dated October 24,
                  2006.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   RIVERVIEW BANCORP, INC.



DATE: April 3, 2007                By: /s/Patrick Sheaffer
                                      -------------------------------------
                                      Patrick Sheaffer
                                      Chairman and Chief Executive Officer
                                      (Principal Executive Officer)

                                      Exhibit 99.1

               News Release of Riverview Bancorp, Inc. dated July 15, 2003

Contacts:   Pat Sheaffer, Chairman/C.E.O., 360-693-6650
            Ron Wysaske, E.V.P./C.F.O., 360-693-6650

RIVERVIEW BANCORP PROFITS GROW 40% TO $1.5 MILLION FOR FIRST FISCAL QUARTER
---------------------------------------------------------------------------

Vancouver, WA - July 15, 2003 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong growth in commercial loans, retail deposits and margins contributed to the 40% increase in net income for the first fiscal quarter ended June 30, 2003. Net income for the quarter grew to $1.5 million, or $0.34 per diluted share, compared to $1.1 million, or $0.24 per diluted share in the like quarter a year ago.

"This is a terrific start to a new fiscal year," said Pat Sheaffer, Chairman and CEO. "We're growing deposits, continuing to build our commercial loan portfolio and managing our expenses effectively. We are also looking forward to finalizing the acquisition of Today's Bancorp later this month. To share our success with shareholders, we recently increased our quarterly cash dividend 12% to $0.14 per share."

Revenues (net interest income before the provision for loan losses + non-interest income) increased 14% to $6.2 million for the quarter, compared to $5.5 million in the first fiscal quarter last year. Net interest margin for the quarter expanded 65 basis points to 4.95% from 4.30% a year earlier. Net interest income before the provision for loan losses increased 14% to $4.6 million for the quarter, compared to $4.1 million for the like quarter last fiscal year.

"The robust 1-4 family residential mortgage refinancing activity continues to generate strong fee income," said Sheaffer. Non-interest income for the first fiscal quarter grew 15% to $1.6 million, compared to $1.4 million in the like quarter last fiscal year.

For the fiscal first quarter, non-interest expense was $3.9 million compared to $3.7 million a year earlier. The efficiency ratio improved 399 basis points to 59.90% for the quarter compared to 63.89% in the first fiscal quarter a year ago. "While the addition of Today's Bancorp and conversion of its branches to Riverview Bank branches may create a slight drag on earnings in the second quarter of fiscal 2004, we anticipate that the new branches will quickly contribute to the bottom line and we will gain some cost savings. The acquisition should be accretive in fiscal year 2004," Sheaffer said.

Total assets at June 30, 2003 were $440 million, an 8% increase compared to $408 million a year earlier. Deposits grew 13% to $340 million compared to $301 million at June 30, 2002. Shareholders' equity increased 3% to $55 million and book value grew 4% to $12.61 per share over the 12-month period.

"Commercial and commercial real estate loans continue to be the fastest growing area of our loan portfolio. These loans grew 17% and now represent 43% of the total portfolio compared to 36% a year ago," said Sheaffer. "As we continue to sell low-interest rate, long-term 1-4 family loans into the secondary market and with high mortgage refinancing activity, the portion of
our total loan portfolio represented by these loans decreases.   Consequently,
there was a slight overall contraction in our total loan portfolio this quarter." Net loans at June 30, 2003 were $296 million compared to $299 million at June 30, 2002.

                                     (more)

Riverview Bancorp, Inc.
July 15, 2003
Page 2

Credit quality remains high as non-performing assets to total assets was 0.24% at June 30, 2003, an improvement from 0.50% for the same period a year ago. The allowance for loan losses increased to $2.8 million or 0.92% of total net loans outstanding at June 30, 2003 from $2.7 million or 0.90% of total net loans at June 30, 2002.

Riverview's profitability measures improved as annualized return on average assets reached 1.47% and return on average equity was 10.77% in the first quarter of fiscal 2004 compared to 1.04% and 7.92% for the same period a year ago, respectively.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With $440 million in assets, it's the parent company of the 80 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 12 Southwest Washington branches, including eight in Clark
County   the fastest growing county in the state.  The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. On Monday, July 14, 2003, the Bancorp's stock closed the trading day at $19.00 per share.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.


                                 (tables follow)

Riverview Bancorp, Inc.
July 15, 2003
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
June 30, 2003, MARCH 31, 2003 and June 30, 2002

                                                 June 30,  March 31,  June 30,
(In thousands, except share data)  (Unaudited)      2003       2003      2002
------------------------------------------------------------------------------

ASSETS

Cash (including interest-earning accounts of
 $68,484, $42,464 and $18,971)                 $  88,939  $  60,858  $ 34,157
Loans held for sale                                1,308      1,501     1,265
Investment securities available for sale, at
 fair value (amortized cost of $20,292,
 $20,265 and $18,924)                             19,745     20,426    18,363
Mortgage-backed securities held to maturity,
 at amortized cost (fair value of $3,123,
 $3,403 and $4,273)                                3,087      3,301     4,098
Mortgage-backed securities available for sale,
 at fair value (amortized cost of $9,825,
 $12,669 and $30,721)                             10,109     13,069    31,360
Loans receivable (net of allowance for loan
 losses of $2,793, $2,739 and $2,748)            296,451    300,310   298,935
Real estate owned                                    445        425        93
Prepaid expenses and other assets                  1,033        854       211
Accrued interest receivable                        1,418      1,492     1,817
Federal Home Loan Bank stock, at cost              5,706      5,646     5,397
Premises and equipment, net                        9,497      9,703    10,462
Deferred income taxes, net                         1,607      1,321       542
Mortgage servicing intangible, net                   481        629       867
Core deposit intangible, net                         287        369       614
                                               ---------  --------- ---------
TOTAL ASSETS                                   $ 440,113  $ 419,904 $ 408,181
                                               =========  ========= =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                             $ 340,036  $ 320,742 $ 301,246
  Accrued expenses and other liabilities           4,853      4,364     4,057
  Advance payments by borrowers for taxes
   and insurance                                      60        287        48
  Federal Home Loan Bank advances                 40,000     40,000    49,500
                                               ---------  --------- ---------
Total liabilities                                384,949    365,393   354,851

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value;
   250,000 authorized, issued and outstanding,
   none                                                -          -         -
  Common stock, $.01 par value; 50,000,000
   authorized, June 30, 2003 - 4,602,535 issued,
   4,375,696 outstanding; March 31, 2003 -
   4,585,543 issued, 4,358,704 outstanding
   June 30, 2002 - 4,653,558 issued, 4,376,948
   outstanding                                        46         46        46
  Additional paid-in capital                      33,777     33,525    34,585
  Retained earnings                               23,275     22,389    20,729
  Unearned shares issued to employee stock
   ownership trust                                (1,753)    (1,804)   (1,959)
  Unearned shares held by the management
   recognition and development plan                   (7)       (15)     (122)
  Accumulated other comprehensive income (loss)     (174)       370        51
                                               ---------  --------- ---------
     Total shareholders' equity                   55,164     54,511    53,330
                                               ---------  --------- ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $ 440,113  $ 419,904 $ 408,181
                                               =========  ========= =========



                                     (more)

Riverview Bancorp, Inc.
July 15, 2003
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY                  Three Months Ended
Consolidated Statements of Income                            June 30,
(In thousands, except share data)   (Unaudited)           2003       2002
------------------------------------------------------------------------------

INTEREST INCOME:
 Interest and fees on loans receivable                $  5,669    $ 5,913
 Interest on investment securities                          67         28
 Interest on mortgage-backed securities                    181        449
 Other interest and dividends                              214        390
                                                      --------    -------
     Total interest income                               6,131      6,780
                                                      --------    -------
INTEREST EXPENSE:
 Interest on deposits                                    1,009      1,594
 Interest on borrowings                                    495      1,130
                                                      --------    -------
     Total interest expense                              1,504      2,724
                                                      --------    -------
     Net interest income                                 4,627      4,056

Less provision for loan losses                              70        245
                                                      --------    -------
     Net interest income after
     provision for loan losses                           4,557      3,811
                                                      --------    -------
NON-INTEREST INCOME:
 Fees and service charges                                1,173        928
 Asset management fees                                     223        192
 Gain on sale of loans held for sale                       304        349
 Loan servicing expense                                   (108)      (100)
 Other                                                      24         41
                                                      --------    -------
     Total non-interest income                           1,616      1,410
                                                      --------    -------
NON-INTEREST EXPENSE:
 Salaries and employee benefits                          2,249      2,034
 Occupancy and depreciation                                586        592
 Data processing                                           204        210
 Amortization of core deposit intangible                    82         82
 Advertising and marketing expense                         269        189
 FDIC insurance premium                                     12         11
 State and local taxes                                      94         90
 Telecommunications                                         48         44
 Professional fees                                          89        118
 Other                                                     302        322
                                                      --------    -------
     Total non-interest expense                          3,935      3,692
                                                      --------    -------
INCOME BEFORE FEDERAL INCOME TAXES                       2,238      1,529

PROVISION FOR FEDERAL INCOME TAXES                         738        457
                                                      --------    -------
NET INCOME                                            $  1,500    $ 1,072
                                                      ========    =======
Earnings per common share:
    Basic                                                $0.34      $0.24
    Diluted                                               0.34       0.24
Weighted average number of shares outstanding:
    Basic                                            4,371,380  4,440,426
    Diluted                                          4,442,363  4,486,182

                                       (more)

Riverview Bancorp, Inc.
July 15, 2003
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
                                           AT OR FOR THE
                                           THREE MONTHS       AT OR FOR THE
                                               ENDED            YEAR ENDED
                                           JUNE 30, 2003      MARCH 31, 2003
                                           -------------      --------------
                                     (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------

Average interest earning assets              $   378,263        $   379,899
Average interest-bearing liabilities             286,821            304,845
Net average earning assets                        91,442             75,054
Non-performing assets                              1,076                748
Non-performing loans                                 631                323
Allowance for loan losses                          2,793              2,739
Average interest-earning assets to
 average interest-bearing liabilities             131.88%            124.62%
Allowance for loan losses to non-performing
 loans                                            442.63%            847.99%
Allowance for loan losses to net loans              0.92%              0.89%
Non-performing loans to total net loans             0.21%              0.11%
Non-performing assets to total assets               0.24%              0.18%
Shareholders' equity to assets                     12.53%             12.98%
Number of banking facilities                       12                 12

                                                      AT OR FOR THE
                                                    THREE MONTHS ENDED
                                                          JUNE 30,
SELECTED OPERATING DATA                              2003         2002
-----------------------                             -----       -------
                                     (Dollars in thousands, except share data)
Efficiency ratio (4)                                63.03%       67.54%
Efficiency ratio net of intangible amortization     59.90%       63.89%
Coverage ratio net of intangible amortization      120.09%      112.35%
Return on average assets (1)                         1.47%        1.04%
Return on average equity (1)                        10.77%        7.92%
Net interest margin                                  4.95%        4.30%

PER SHARE DATA
--------------
Basic earnings per share (2)                       $ 0.34       $ 0.24
Diluted earnings per share (3)                       0.34         0.24
Book value per share (2)                            12.61        12.18
Tangible book value per share (2)                   12.43        11.85
Market price per share:
 High for period                                   18.300       14.750
 Low for the period                                16.300       13.050
 Close for period end                              18.300       14.000
Cash dividends declared per share                   0.140        0.125

Average number of shares outstanding:
 Basic (2)                                      4,371,380    4,440,426
 Diluted (3)                                    4,442,363    4,486,182

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                     # # #

                                        Exhibit 99.2

            News Release of Riverview Bancorp, Inc. dated October 27, 2003

Contacts:  Pat Sheaffer, Chairman/C.E.O., 360-693-6650
           Ron Wysaske, E.V.P./C.F.O., 360-693-6650

RIVERVIEW BANCORP PROFITS GROW 28% TO $1.9 MILLION IN SECOND FISCAL QUARTER
---------------------------------------------------------------------------

Vancouver, WA - October 27, 2003 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported a recent acquisition and strong internally generated loan activity contributed to record results for the quarter. Net income for the second fiscal quarter ended September 30, 2003, grew 28% to $1.9 million, or $0.41 per diluted share, compared to $1.5 million, or $0.34 per diluted share in the like quarter a year ago. For the first six months of fiscal 2004, net income increased 33% to $3.4 million, or $0.75 per diluted share, compared to $2.6 million in the like period of 2003.

"Today's Bancorp was integrated successfully into Riverview earlier in the quarter," said Pat Sheaffer, Chairman and CEO. "Because the primarily commercial loans from Today's have a different risk profile than our existing portfolio, the acquisition increased our reserves significantly. In addition to realizing growth from the Today's acquisition, we have continued to generate more loan volume than last year, which has contributed to our record top- and bottom-line results."

Revenues (net interest income before the provision for loan losses + non-interest income) increased 25% to $7.5 million for the quarter, compared to $6.0 million in the second fiscal quarter last year. Fiscal year-to-date, revenues grew 20% to $13.7 million, compared to $11.4 million for the like period of last fiscal year.

Net interest income before the provision for loan losses increased 15% for both the quarter and year to date and totaled $5.4 million and $10.0 million respectively, compared to $4.7 million and $8.8 million respectively, last fiscal year. For the quarter, the net interest margin was 4.65%, compared to 5.09% in the second fiscal quarter last year. The net interest margin for the first six months of fiscal 2004 expanded seven basis points to 4.76% from 4.69% a year earlier.

"Increased income from fees and services charges contributed to the 62% increase in non-interest income, as did strong income from the loan servicing portfolio. Non-interest income includes a $342,000 write-up to market value of mortgage servicing rights reflecting the reduction experienced in prepayments for the second quarter of fiscal year 2004 compared to a $259,000 write down in market value of mortgage servicing rights in the same prior year period," said Sheaffer. Non-interest income for the second fiscal quarter grew 62% to $2.0 million, compared to $1.3 million in the like quarter last fiscal year. For the first half of the fiscal year, non-interest income increased 37% to $3.7 million, compared to $2.7 million in the like period of last fiscal year.

For the fiscal second quarter, non-interest expense was $4.6 million compared to $3.7 million a year earlier. Year-to-date, non-interest expense was $8.5 million compared to $7.4 million in the first six months of fiscal 2003. The efficiency ratio improved 87 basis points to 61.42% for the quarter compared to 62.29% in the second fiscal quarter a year ago. Net of intangible amortization, the efficiency ratio was 61.44% for the quarter, compared to 57.78% for the same quarter last fiscal year.

"With the acquisition of Today's, we also gained $87.3 million in gross loans and $104.5 million in deposits," said Sheaffer. Total assets at September 30, 2003 were $533 million, a 33% increase compared to $400 million a year earlier. Deposits grew 43% to $425 million compared to $298 million at September 30, 2002.

Riverview Bancorp, Inc.
October 27, 2003
Page 2

Shareholders' equity increased 19% to $63 million and book value grew 8% to $13.38 per share over the 12-month period.

"The loans added from Today's are primarily commercial. These and our internally generated loans, combined to double the commercial loans in our portfolio. They now account for 15% of the portfolio, compared to 9% a year ago. Commercial real estate loans grew to 38% of the total loan portfolio at September 30, 2003 compared to 27% at September 30, 2002," said Sheaffer. "We continued our strategy of selling lower interest rate residential mortgage loans, which is also contributing to the shift in portfolio composition." Net loans at September 30, 2003 were $370 million compared to $294 million at September 30, 2002.

Non-performing assets to total assets was 0.55% at September 30, 2003, compared to 0.46% a year earlier. The allowance for loan losses increased to $5.2 million or 1.38% of total net loans outstanding at September 30, 2003 from $2.7 million or 0.90% of total net loans at September 30, 2002. "Real estate owned (REO) increased to $1.1 million compared to $93,000 a year ago, primarily due to four loans totaling $1.1 million. All four properties have been appraised above the value we are carrying them at on the books," said Sheaffer.

Riverview's profitability measures improved as annualized return on average assets reached 1.48% and return on average equity was 12.27% in the second quarter of fiscal 2004 compared to 1.48% and 11.00% respectively, for the same period a year ago.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  It is the parent company of the 80 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13
Southwest Washington branches, including nine in Clark County   the fastest
growing county in the state   and one lending center.  The bank offers true
community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                  (tables follow)

Riverview Bancorp, Inc.
October 27, 2003
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
SEPTEMBER 30, 2003, MARCH 31, 2003 AND SEPTEMBER 30, 2002
                                                              SEPTEMBER 30,       MARCH 31,    SEPTEMBER 30,
(In thousands, except share data) (Unaudited)                         2003            2003             2002
------------------------------------------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $57,641,
 $42,464 and $16,179)                                            $  84,597        $ 60,858       $   31,810
Loans held for sale                                                  1,606           1,501              674
Investment securities available for sale, at fair value
 (amortized cost of  $31,290 , $20,265 and $23,923)                 32,008          20,426           23,480
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of  $2,863, $3,403 and $3,923)                     2,799           3,301            3,824
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $8,375, $12,669 and $25,330)                     8,609          13,069           25,967
Loans receivable (net of allowance for loan losses of $5,205,
 $2,739 and $2,689)                                                369,668         300,310          294,470
Real estate owned                                                    1,077             425               93
Prepaid expenses and other assets                                      779             854              192
Accrued interest receivable                                          1,856           1,492            1,595
Federal Home Loan Bank stock, at cost                                5,927           5,646            5,478
Premises and equipment, net                                         10,392           9,703           10,224
Deferred income taxes, net                                           2,908           1,321              559
Mortgage servicing rights, net                                         718             629              636
Goodwill                                                             9,204               -               -
Core deposit intangible, net                                           999             369              532
                                                                 ---------        --------       ----------
TOTAL ASSETS                                                     $ 533,147        $419,904       $  399,534
                                                                 =========        ========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                               $ 425,498        $320,742       $  297,847
  Accrued expenses and other liabilities                             4,121           4,364            3,208
  Advance payments by borrowers for taxes and insurance                295             287              257
  Federal Home Loan Bank advances                                   40,000          40,000           45,000
                                                                 ---------        --------       ----------
Total liabilities                                                  469,914         365,393          346,312


SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
 issued and outstanding, none                                            -               -                -
Common stock, $.01 par value; 50,000,000 authorized
 September 30, 2003 - 4,954,479 issued, 4,727,640 outstanding;
 March 31, 2003 - 4,585,543 issued, 4,358,704 outstanding;
 September 30, 2002 - 4,560,958 issued, 4,284,348 outstanding           50              46               46
Additional paid-in capital                                          39,725          33,525           33,233
Retained earnings                                                   24,531          22,389           21,751
Unearned shares issued to employee stock ownership trust            (1,701)         (1,804)          (1,907)
Unearned shares held by the management recognition
 and development plan                                                    -             (15)             (29)
Accumulated other comprehensive income                                 628             370              128
                                                                 ---------        --------       ----------
     Total shareholders' equity                                     63,233          54,511           53,222
                                                                 ---------        --------       ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 533,147        $419,904       $  399,534
                                                                 =========        ========       ==========

                                                (more)

Riverview Bancorp, Inc.
October 27, 2003
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME FOR
THE THREE AND SIX MONTHS ENDED                             Three Months Ended         Six Months Ended
SEPTEMBER 30, 2003 AND 2002                                   September 30,             September 30,
(In thousands, except share data)   (Unaudited)             2003        2002          2003        2002
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable                 $  6,727    $  6,060      $ 12,396    $ 11,973
  Interest on investment securities                           88          30           155          58
  Interest on mortgage-backed securities                     154         367           335         816
  Other interest and dividends                               258         353           472         743
                                                        --------    --------      --------    --------
           Total interest income                           7,227       6,810        13,358      13,590
                                                        --------    --------      --------    --------
INTEREST EXPENSE:
  Interest on deposits                                     1,325       1,461         2,334       3,055
  Interest on borrowings                                     497         646           992       1,776
                                                        --------    --------      --------    --------
           Total interest expense                          1,822       2,107         3,326       4,831
                                                        --------    --------      --------    --------
           Net interest income                             5,405       4,703        10,032       8,759
  Less provision for loan losses                               -          82            70         327
                                                        --------    --------      --------    --------
           Net interest income after
           provision for loan losses                       5,405       4,621         9,962       8,432
                                                        --------    --------      --------    --------
NON-INTEREST INCOME:
  Fees and service charges                                 1,245       1,034         2,418       1,962
  Asset management services                                  214         178           437         370
  Gain on sale of loans held for sale                        287         265           591         614
  Gain on sale of other real estate owned                     45           9            48          29
  Loan servicing income (expense)                            259        (241)          151        (341)
  Other                                                       (1)         19            20          40
                                                        --------    --------      --------    --------
           Total non-interest income                       2,049       1,264         3,665       2,674
                                                        --------    --------      --------    --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                           2,500       2,035         4,749       4,069
  Occupancy and depreciation                                 769         642         1,355       1,234
  Data processing                                            238         207           442         417
  Amortization of core deposit intangible                    107          81           189         163
  Marketing expense                                          244         221           513         410
  FDIC insurance premium                                      13          11            25          22
  State and local taxes                                      113         101           207         191
  Telecommunications                                          73          54           121          98
  Professional fees                                          105          87           194         205
  Other                                                      416         278           718         600
                                                        --------    --------      --------    --------
           Total non-interest expense                      4,578       3,717         8,513       7,409
                                                        --------    --------      --------    --------
INCOME BEFORE FEDERAL INCOME TAXES                         2,876       2,168         5,114       3,697

PROVISION FOR FEDERAL INCOME TAXES                           958         674         1,696       1,131
                                                        --------    --------      --------    --------
NET INCOME                                              $  1,918    $  1,494      $  3,418    $  2,566
                                                        ========    ========      ========    ========
Earnings per common share:
           Basic                                        $   0.41    $   0.34      $   0.76    $   0.58
           Diluted                                          0.41        0.34          0.75        0.58

Weighted average number of shares outstanding:
           Basic                                       4,653,314   4,345,985     4,513,117   4,392,947
           Diluted                                     4,728,251   4,414,320     4,585,921   4,450,357


                                                 (more)



Riverview Bancorp, Inc.
October 27, 2003
Page 5


                      RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                               FINANCIAL HIGHLIGHTS
                                   (Unaudited)


                                         AT OR FOR THE
                                          SIX MONTHS          AT OR FOR THE
                                            ENDED               YEAR ENDED
                                      SEPTEMBER 30, 2003      MARCH 31, 2003
                                      ------------------      --------------
                                    (Dollars in thousands, except share data)


FINANCIAL CONDITION DATA
------------------------

Average interest earning assets           $     423,916          $   379,899
Average interest-bearing liabilities            340,438              304,845
Net average earning assets                       83,478               75,054
Non-performing assets                             2,937                  748
Non-performing loans                              1,860                  323
Allowance for loan losses                         5,205                2,739

Average interest-earning assets to
 average interest-bearing liabilities            124.52%              124.62%
Allowance for loan losses to non-
 performing loans                                279.84%              847.99%
Allowance for loan losses to net loans             1.38%                0.90%
Non-performing loans to total net loans            0.49%                0.11%
Non-performing assets to total assets              0.55%                0.18%
Shareholders' equity to assets                    11.86%               12.98%
Number of banking facilities                      14                   12




                                         AT OR FOR THE         AT OR FOR THE
                                       THREE MONTHS ENDED     SIX MONTHS ENDED
                                          SEPTEMBER 30,         SEPTEMBER 30,
                                        -----------------     ----------------
SELECTED OPERATING DATA                  2003        2002      2003      2002
-----------------------                 ------      -----     ------   -------

Efficiency ratio (4)                    61.42%      62.29%    62.15%    64.80%
Efficiency ratio net of intangible
 amortization                           61.44%      57.78%    60.59%    60.67%
Coverage ratio net of intangible
 amortization                          120.89%     129.35%   120.52%   120.88%
Return on average assets (1)             1.48%       1.48%     1.48%     1.26%
Return on average equity (1)            12.27%      11.00%    11.58%     9.47%
Net interest margin                      4.65%       5.09%     4.76%     4.69%

PER SHARE DATA
--------------

Basic earnings per share (2)           $ 0.41       $0.34    $ 0.76    $ 0.58
Diluted earnings per share (3)           0.41        0.34      0.75      0.58
Book value per share (2)                13.38       12.42     13.38     12.42
Tangible book value per share (2)       11.07       12.15     11.07     12.15
Market price per share:
 High for period                       20.500      15.710    20.500    15.710
 Low for the period                    18.080      14.000    16.300    13.050
 Close for period end                  18.900      15.150    18.900    15.150

Cash dividends declared per share       0.140       0.125     0.280     0.250

Average number of shares outstanding:
 Basic (2)                          4,653,314   4,345,985 4,513,117 4,392,947
 Diluted (3)                        4,728,250   4,414,320 4,585,921 4,450,357

   (1) Amounts are annualized.
   (2) Amounts calculated exclude ESOP shares not committed to be released.
   (3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
   (4) Non-interest expense divided by net interest income plus non-interest income.
                                    # # #

                                       Exhibit 99.3

          News Release of Riverview Bancorp, Inc. dated January 21, 2004

Contacts:  Pat Sheaffer, Chairman/C.E.O., 360-693-6650
           Ron Wysaske, E.V.P./C.F.O., 360-693-6650

          RIVERVIEW BANCORP REVENUES INCREASE TO $6.9 MILLION FOR THIRD
          -------------------------------------------------------------
          FISCAL QUARTER, WHILE LOANS GROW 22% AND DEPOSITS ARE UP 29%
          ------------------------------------------------------------

Vancouver, WA - January 21, 2004 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported top-line growth was supported by a recent acquisition and internally generated loan activity. For the first nine months of fiscal 2004, net income increased 14% to $5.0 million, or $1.06 per diluted share, compared to $4.3 million, or $0.98 per diluted share, in the like period of 2003. Net income for the third fiscal quarter ended December 31, 2003, was $1.5 million, or $0.32 per diluted share, compared to $1.8 million, or $0.40 per diluted share in the like quarter a year ago.

"We are focused on growing, maintaining a strong balance sheet, and excellent asset/liability matching as we build our franchise and realize continuing benefits from our recent acquisition," said Pat Sheaffer, Chairman and CEO. "We remain dedicated to building our commercial loan portfolio, which is offsetting the slowdown in mortgage banking."

Net interest income before the provision for loan losses increased 20% for the quarter to $5.5 million, compared to $4.6 million in the third fiscal quarter last year. For the first nine months of the fiscal year, net interest income totaled $15.5 million, compared to $13.3 million for the like period a year ago. For the quarter, the net interest margin was 4.63%, compared to 4.78% in the third fiscal quarter last year. The net interest margin for the first nine months of fiscal 2004 was 4.71% compared to 4.72% a year earlier. "Going forward, we expect to generate approximately an additional $400,000 annually in non-taxable income from $12 million in bank owned life insurance purchased during the third and fourth fiscal quarters," added Sheaffer.

Revenues (net interest income before the provision for loan losses + non-interest income) increased 5% to $6.9 million for the quarter, compared to $6.6 million in the third fiscal quarter last year. Fiscal year-to-date revenues grew 14% to $20.6 million, compared to $18.0 million for the like period of last fiscal year.

Non-interest income for the third fiscal quarter was $1.4 million, compared to $2.0 million in the like quarter a year ago. "Mortgage lending has slowed, reducing the amount of fee income we generate from this activity. Taken together, fees and service charges income, which includes mortgage fees, and gains on the sale of loans held for sale were $563,000 lower in the third quarter than they were in third quarter a year ago. Over the next 15 months, we think our increased focus on commercial lending will offset this drop in non-interest income," said Sheaffer. For the first nine months of the fiscal year, non-interest income increased to $5.1 million, compared to $4.7 million in the like period of last fiscal year.

For the fiscal third quarter, non-interest expense was $4.6 million compared to $3.7 million a year earlier. "As a result of acquiring Today's Bank, along with internally generated growth, we have increased our employee headcount 19% and have upgraded and added branches. We also have augmented our marketing efforts to build consumer awareness in the key areas we serve. These efforts will reap rewards in the future, although they currently are creating higher expenses," said Sheaffer. Year-to-date, non-interest expense was $13.1 million compared to $11.1 million in the first nine months of fiscal 2003.
Net of intangible amortization, the efficiency ratio was 63.86% for the quarter compared to 53.64% in the third fiscal quarter a year ago.

                                         (more)

RVSB Third Fiscal Quarter
January 21, 2004
Page 2 of 5

Total assets increased 22% to $514 million at December 31, 2003 compared to $422 million, a year ago. Deposits grew 29% to $406 million compared to $314 million at December 31, 2002. Shareholders' equity increased 19% to $64 million and book value grew 8% to $13.37 per share over the 12-month period.

"We are continuing to generate internal loan growth as well as maintaining the commercial loans gained from the Today's acquisition. Our portfolio continues its strategic shift to include more commercial loans, which tend to generate higher income, and fewer low rate residential mortgage loans. Commercial loans now represent 14% of the portfolio, compared to 10% a year ago, while commercial real estate has increased to 40% of the portfolio from 31%," said Sheaffer. Net loans at December 31, 2003 were $372 million compared to $306 million at December 31, 2002.

Non-performing assets were 0.61% of total assets at December 31, 2003, compared to 0.55% at September 30, 2003 and 0.30% at December 31, 2002. The allowance for loan losses increased to $4.9 million or 1.29% of total net loans outstanding at December 31, 2003 from $2.8 million or 0.91% of total net loans at December 31, 2002. "Real estate owned (REO) decreased to $868,000, from $1.1 million last quarter, after we successfully sold a large property. The remaining three large properties have been appraised above the value we are carrying them at on the books," said Sheaffer.

Riverview's annualized return on average assets was 1.18% and 1.37% for the third quarter and year-to-date periods respectively, compared to 1.70% and 1.41% for the respective same periods a year ago. Annualized return on average equity was 9.52% for the quarter and 10.85% for the nine month period, compared to 12.90% and 10.62% respectively, for the same periods a year ago.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  It is the parent company of the 80 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13
Southwest Washington branches, including nine in Clark County   the fastest
growing county in the state   and one lending center.  The bank offers true
community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.



                                   (tables follow)

RVSB Third Fiscal Quarter
January 21, 2004
Page 3 of 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
DECEMBER 31, 2003, March 31, 2003 and december 31, 2002
                                                            DECEMBER 31,        MARCH 31,       DECEMBER 31,
(In thousands, except share data) (Unaudited)                      2003             2003               2002
------------------------------------------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $22,485,
 $42,464 and $29,645)                                         $  44,778        $  60,858          $  50,980
Loans held for sale                                                 423            1,501              1,357
Investment securities available for sale, at fair value
 (amortized cost of $37,269, $20,265, and $22,566)               37,051           20,426             20,980
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of $2,739, $3,403 and $3,584)                   2,667            3,301              3,520
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $11,285, $12,669 and $18,226)                11,464           13,069             18,767
Loans receivable (net of allowance for loan losses of $4,885,
 $2,739 and $2,806)                                             372,136          300,310            305,701
Real estate owned                                                   868              425                954
Prepaid expenses and other assets                                 3,859              854                744
Accrued interest receivable                                       1,851            1,492              1,509
Federal Home Loan Bank stock, at cost                             5,986            5,646              5,563
Premises and equipment, net                                      10,164            9,703              9,850
Deferred income taxes, net                                        3,031            1,321              1,084
Mortgage servicing rights, net                                      668              629                680
Goodwill                                                          9,214                -                 -
Core deposit intangible, net                                        879              369                451
Bank-owned life insurance                                         9,002                -                 -
                                                              ---------        ---------          ---------
TOTAL ASSETS                                                  $ 514,041        $ 419,904          $ 422,140
                                                              =========        =========          =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
 Deposit accounts                                             $ 405,553        $ 320,742          $ 314,388
 Accrued expenses and other liabilities                           4,565            4,364              3,904
 Advance payments by borrowers for taxes and insurance              108              287                 97
 Federal Home Loan Bank advances                                 40,000           40,000             50,000
                                                              ---------        ---------          ---------
Total liabilities                                               450,226          365,393            368,389

SHAREHOLDERS' EQUITY:

Serial preferred stock, $.01 par value; 250,000 authorized,
 issued and outstanding, none                                         -                -                  -
Common stock, $.01 par value; 50,000,000 authorized
 December 31, 2003 - 4,969,979 issued, 4,772,911 outstanding;
 March 31, 2003 - 4,585,543 issued, 4,358,704 outstanding;
 December 31, 2002 - 4,560,958 issued, 4,334,119 outstanding         50               46                 46
Additional paid-in capital                                       40,038           33,525             33,273
Retained earnings                                                25,402           22,389             23,000
Unearned shares issued to employee stock ownership trust         (1,649)          (1,804)            (1,856)
Unearned shares held by the management recognition
 and development plan                                                 -              (15)               (22)
Accumulated other comprehensive (loss) income                       (26)             370               (690)
                                                              ---------        ---------          ---------
     Total shareholders' equity                                  63,815           54,511             53,751
                                                              ---------        ---------          ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 514,041        $ 419,904          $ 422,140
                                                              =========        =========          =========

                                               (more)


RVSB Third Fiscal Quarter
January 21, 2004
Page 4 of 5


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME FOR
THE THREE AND NINE MONTHS ENDED                           Three Months Ended           Nine Months Ended
DECEMBER 31, 2003 AND 2002                                   December 31,                 December 31,
(In thousands, except share data)   (Unaudited)            2003        2002              2003        2002
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable                $  6,673    $  5,869          $ 19,069    $ 17,842
  Interest on investment securities                         146          74               301         132
  Interest on mortgage-backed securities                    143         236               478       1,052
  Other interest and dividends                              229         315               701       1,058
                                                       --------    --------          --------    --------
          Total interest income                           7,191       6,494            20,549      20,084
                                                       --------    --------          --------    --------
INTEREST EXPENSE:
  Interest on deposits                                    1,230       1,293             3,564       4,348
  Interest on borrowings                                    499         642             1,491       2,418
                                                       --------    --------          --------    --------
          Total interest expense                          1,729       1,935             5,055       6,766
                                                       --------    --------          --------    --------
          Net interest income                             5,462       4,559            15,494      13,318
Less provision for loan losses                                -         190                70         517
                                                       --------    --------          --------    --------
          Net interest income after
          provision for loan losses                       5,462       4,369            15,424      12,801
                                                       --------    --------          --------    --------
NON-INTEREST INCOME:
  Fees and service charges                                  954       1,221             3,372       3,183
  Asset management services                                 229         179               666         549
  Gain on sale of loans held for sale                       198         494               789       1,108
  Gain on sale of securities                                  -         162                 -         162
  Gain on sale of other real estate owned                     1          13                49          42
  Loan servicing income (expense)                            (2)        (97)              149        (438)
  Other                                                      39          22                59          62
                                                       --------    --------          --------    --------
          Total non-interest income                       1,419       1,994             5,084       4,668
                                                       --------    --------          --------    --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                          2,575       2,095             7,324       6,164
  Occupancy and depreciation                                782         619             2,137       1,853
  Data processing                                           233         197               675         614
  Amortization of core deposit intangible                   121          82               310         245
  Marketing expense                                         183          92               696         502
  FDIC insurance premium                                     24          13                49          35
  State and local taxes                                     110          94               317         285
  Telecommunications                                         64          59               185         157
  Professional fees                                         147         105               341         310
  Other                                                     331         339             1,049         939
                                                       --------    --------          --------    --------
          Total non-interest expense                      4,570       3,695            13,083      11,104
                                                       --------    --------          --------    --------
INCOME BEFORE FEDERAL INCOME TAXES                        2,311       2,668             7,425       6,365

PROVISION FOR FEDERAL INCOME TAXES                          772         896             2,468       2,027
                                                       --------    --------          --------    --------
NET INCOME                                             $  1,539    $  1,772          $  4,957    $  4,338
                                                       ========    ========          ========    ========
Earnings per common share:
          Basic                                        $   0.32    $   0.41          $   1.08    $   0.99
          Diluted                                          0.32        0.40              1.06        0.98

Weighted average number of shares outstanding:
          Basic                                       4,757,750   4,331,305         4,594,958   4,372,325
          Diluted                                     4,844,247   4,382,873         4,673,038   4,428,332


                                                (more)



RVSB Third Fiscal Quarter
January 21, 2004
Page 5 of 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                        AT OR FOR THE
                                         NINE MONTHS         AT OR FOR THE
                                            ENDED              YEAR ENDED
                                       DECEMBER 31, 2003     MARCH 31, 2003
                                       -----------------     --------------
                                    (Dollars in thousands, except share data)

FINANCIAL CONDITION DATA
------------------------

Average interest earning assets            $    439,702        $    379,899
Average interest-bearing liabilities            357,635             304,845
Net average earning assets                       82,067              75,054

Non-performing assets                             3,161                 748
Non-performing loans                              2,293                 323
Allowance for loan losses                         4,885               2,739

Average interest-earning assets to
 average interest-bearing liabilities            122.95%             124.62%
Allowance for loan losses to non-performing
 loans                                           213.04%             847.99%
Allowance for loan losses to net loans             1.29%               0.90%
Non-performing loans to total net loans            0.61%               0.11%
Non-performing assets to total assets              0.61%               0.18%
Shareholders' equity to assets                    12.41%              12.98%
Number of banking facilities                      14                  12




                                          AT OR FOR THE        AT OR FOR THE
                                       THREE MONTHS ENDED    NINE MONTHS ENDED
                                          DECEMBER 31,          DECEMBER 31,
                                       ------------------    -----------------
SELECTED OPERATING DATA                 2003        2002      2003       2002
-----------------------                ------     -------    ------    -------

Efficiency ratio (4)                   66.41%      56.39%    63.58%    61.74%
Efficiency ratio net of intangible
 amortization                          63.86%      53.64%    61.78%    58.13%
Coverage ratio net of intangible
 amortization                         122.77%     126.18%   121.30%   122.64%
Return on average assets (1)            1.18%       1.70%     1.37%     1.41%
Return on average equity (1)            9.52%      12.90%    10.85%    10.62%
Net interest margin                     4.63%       4.78%     4.71%     4.72%

PER SHARE DATA
--------------

Basic earnings per share (2)          $ 0.32      $ 0.41    $ 1.08   $  0.99
Diluted earnings per share (3)          0.32        0.40      1.06      0.98
Book value per share (2)               13.37       12.40     13.37     12.40
Tangible book value per share (2)      11.12       12.14     11.12     12.14
Market price per share:
 High for period                      21.740      15.240    21.740    15.710
 Low for the period                   19.090      13.630    16.300    13.050
 Close for period end                 21.260      14.990    21.260    14.990
Cash dividends declared per share      0.140       0.125     0.420     0.375



Average number of shares outstanding:
 Basic (2)                         4,757,750   4,331,305 4,594,958 4,372,325
 Diluted (3)                       4,844,247   4,382,873 4,673,038 4,428,332


(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                    # # #

                                       Exhibit 99.4

                News Release of Riverview Bancorp, Inc. dated May 4, 2004

Contacts:   Pat Sheaffer, Chairman/C.E.O., 360-693-6650
            Ron Wysaske, President/C.O.O., 360-693-6650

   RIVERVIEW BANCORP PROFITS INCREASE 50% TO $6.6 MILLION FOR FISCAL 2004
   ----------------------------------------------------------------------

Vancouver, WA - May 4, 2004 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong loan growth and declining cost of funds contributed to a 16% increase in net interest income for the fiscal year ended March 31, 2004. Net income increased 50% to $6.6 million, or $1.39 per diluted share, in fiscal 2004 compared to $4.4 million, or $0.99 per diluted share, in fiscal 2003.
Net income for the fourth fiscal quarter was $1.6 million, or $0.33 per diluted share, compared to $21,000, or less than one cent per diluted share, in the like quarter a year ago.

Last year, in April 2003, Riverview announced that its floating rate preferred stock of the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) had an other-than-temporary impairment. As a result, during the fourth fiscal quarter of 2003, the company incurred a $1.5 million after-tax, non-cash charge. Excluding the $1.5 million write-down, net income was $5.9 million, or $1.32 per diluted share for the year, and for the fourth quarter net income was $1.5 million, or $0.35 per diluted share.

Riverview Bancorp, Inc. completed the acquisition of Today's Bancorp, Inc. in July 2003. At acquisition Today's Bancorp, Inc. total assets were $113 million, loans were $86 million and deposits were $104 million.

"Fiscal 2004 has been an outstanding year for Riverview. We have successfully grown our franchise, shifted the mix of our loan portfolio to more commercial credits and improved the bottom line," said Pat Sheaffer, Chairman and CEO. "While a portion of the percentage increase in profits year-over-year was due to the write-down in fiscal 2003, we still showed double-digit growth in net income excluding the charge."

Net interest income before the provision for loan losses increased 16% for fiscal 2004 to $21.0 million, compared to $18.0 million for fiscal 2003. For the fourth fiscal quarter, net interest income grew 16% to $5.5 million, compared to $4.7 million for the like quarter a year ago. For the quarter, the net interest margin was 4.87%, a 24 basis point improvement from the net interest margin of 4.63% in the third fiscal quarter. Net interest margin was 5.15% for the fourth fiscal quarter of 2003. The net interest margin for fiscal 2004 was 4.76% compared to 4.83% a year earlier.

After adjusting for the prior year's $2.3 million securities before tax write-down, revenues (net interest income before the provision for loan losses + non-interest income) increased 13% to $27.5 million for the year, compared to $24.3 million last year. For the fourth quarter, revenues grew 11% to $7.0 million, compared to $6.3 million for last fiscal year.

"The mix of non-interest income is changing. We are likely to generate more income from asset management services and bank owned life insurance next year, which will support income from the mortgage lending business which could slow if interest rates increase," said Sheaffer. Fiscal 2004 non-interest income increased 8% to $6.6 million, compared to $6.2 million for fiscal 2003, after adjusting for the $2.3 million write-down last year. Non-interest income for the fourth fiscal quarter was $1.5 million, compared to $1.6 million in the like quarter a year ago, after adjusting for the $2.3 million write-down last year.

                                     (more)

Riverview Bancorp, Inc.
May 4, 2004
Page 2

"We are focused on building the Riverview franchise, and this includes the addition of some top level commercial bankers and branches through the Today's Bank acquisition, upgrading facilities and increasing our marketing efforts. These strategic initiatives have already contributed to our financial results, and we anticipate greater contributions in the future," said Ron Wysaske, President and COO.

Fiscal 2004 non-interest expense was $17.6 million compared to $14.9 million for fiscal 2003. For the fiscal fourth quarter, non-interest expense was $4.5 million compared to $3.8 million a year earlier. Net of intangible amortization, the efficiency ratio improved to 62.03% for the quarter, compared to 63.86% in the third fiscal quarter of 2004 and 87.41% in 2003's fourth fiscal quarter.

Total assets increased 24% to $520 million at March 31, 2004, compared to $420 million a year ago. Deposits grew 28% to $409 million compared to $321 million at March 31, 2003. Shareholders' equity increased 20% to $65 million and book value grew 9% to $13.64 per share over the 12-month period.

"Our excellent commercial lending team, augmented by the experienced lenders acquired with Today's Bank, has continued to produce great results as we build our loan portfolio with higher-rate commercial and commercial real estate lending. These two areas now represent 56% of the gross portfolio, compared to 42% a year ago," said Wysaske. Net loans at March 31, 2004, increased 27% to $381 million, compared to $300 million at March 31, 2003.

Non-performing assets were 0.39% of total assets at March 31, 2004, a 22 basis point improvement from non-performing assets of 0.61% of total assets at December 31, 2003. A year ago, non-performing assets were 0.18% of total assets. The allowance for loan losses was $4.5 million or 1.16% of total net loans outstanding at March 31, 2004, compared to $2.8 million or 0.90% of total net loans at March 31, 2003.

Riverview's return on average assets was 1.35% for fiscal 2004, compared to 2003 return on average assets of 1.07%, or 1.44% excluding the impairment charge. Return on average equity was 10.60% for the year, compared to 7.99%, or 10.77% excluding the impairment charge, for fiscal 2003.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  It is the parent company of the 81 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13
Southwest Washington branches, including nine in Clark County   the fastest
growing county in the state   and one lending center.  The bank offers true
community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                   (tables follow)

Riverview Bancorp, Inc.
May 4, 2004
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2004 AND 2003

(In thousands, except share data)                             2004       2003
------------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $32,334
 and $42,464)                                            $  47,907  $  60,858
Loans held for sale                                            407      1,501
Investment securities available for sale, at fair value
 (amortized cost of $32,751 and $20,265)                    32,883     20,426
Mortgage-backed securities held to maturity, at
 amortized cost (fair value of $2,591 and $3,403)            2,517      3,301
Mortgage-backed securities available for sale, at fair
 value (amortized cost of $10,417 and $12,669)              10,607     13,069
Loans receivable (net of allowance for loan losses
 of $4,481 and $2,739)                                     381,127    300,310
Real estate owned                                              742        425
Prepaid expenses and other assets                            1,289      1,052
Accrued interest receivable                                  1,786      1,492
Federal Home Loan Bank stock, at cost                        6,034      5,646
Premises and equipment, net                                  9,735      9,505
Deferred income taxes, net                                   2,736      1,321
Mortgage servicing rights, net                                 624        629
Goodwill                                                     9,214          -
Core deposit intangible, net                                   758        369
Bank owned life insurance                                   12,121          -
                                                         ---------  ---------
TOTAL ASSETS                                             $ 520,487  $ 419,904
                                                         =========  =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                         $ 409,115  $ 320,742
Accrued expenses and other liabilities                       5,862      4,364
Advance payments by borrowers for taxes and insurance          328        287
Federal Home Loan Bank advances                             40,000     40,000
                                                         ---------  ---------
     Total liabilities                                     455,305    365,393

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000
 authorized, issued and outstanding, none                        -          -
Common stock, $.01 par value; 50,000,000 authorized,
 issued and outstanding:                                        50         46
 2004 - 4,974,979 issued, 4,777,911 outstanding
 2003 - 4,585,543 issued, 4,358,704 outstanding
Additional paid-in capital                                  40,187     33,525
Retained earnings                                           26,330     22,389
Unearned shares issued to employee stock ownership
 trust                                                      (1,598)    (1,804)
Unearned shares held by the management recognition
 and development plan                                            -        (15)
Accumulated other comprehensive income                         213        370
                                                         ---------  ---------
     Total shareholders' equity                             65,182     54,511
                                                         ---------  ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 520,487  $ 419,904
                                                         =========  =========

                                     (more)

Riverview Bancorp, Inc.
May 4, 2004
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED
MARCH 31, 2004 AND 2003                                             THREE MONTHS           TWELVE MONTHS
(Unaudited)                                                        ENDED MARCH 31,         ENDED MARCH 31,
(In thousands, except share data)                                 2004        2003        2004        2003
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
 Interest and fees on loans receivable                         $ 6,565     $ 5,828    $ 25,634    $ 23,670
 Interest on investment securities                                 177          68         478         200
 Interest on mortgage-backed securities                            135         189         613       1,241
 Other interest and dividends                                      158         292         859       1,350
                                                               -------     -------    --------    --------
       Total interest income                                     7,035       6,377      27,584      26,461
                                                               -------     -------    --------    --------
INTEREST EXPENSE:
 Interest on deposits                                            1,079       1,127       4,643       5,475
 Interest on borrowings                                            493         524       1,984       2,942
                                                               -------     -------    --------    --------
       Total interest expense                                    1,572       1,651       6,627       8,417
                                                               -------     -------    --------    --------
Net interest income                                              5,463       4,726      20,957      18,044
 Less provision for loan losses                                    140         210         210         727
                                                               -------     -------    --------    --------
Net interest income after provision for loan losses              5,323       4,516      20,747      17,317
                                                               -------     -------    --------    --------
NON-INTEREST INCOME (LOSS):
 Fees and service charges                                          952       1,080       4,324       4,263
 Asset management services                                         240         193         906         742
 Gain on sale of loans held for sale                               165         444         954       1,552
 Loss on sale of securities and impairment                           -      (2,300)          -      (2,138)
 Gain on sale of other real estate owned                             -          13          49          55
 Loan servicing income (expense)                                     9        (181)        158        (619)
 Bank owned life insurance                                         121           -         121           -
 Other                                                              18          21          77          83
                                                               -------     -------    --------    --------
       Total non-interest income (loss)                          1,505        (730)      6,589       3,938
                                                               -------     -------    --------    --------
NON-INTEREST EXPENSE:
 Salaries and employee benefits                                  2,586       2,231       9,910       8,395
 Occupancy and depreciation                                        763         628       2,900       2,481
 Data processing                                                   242         220         917         834
 Amortization of core deposit intangible                           120          82         430         327
 Marketing expense                                                  76         103         772         605
 FDIC insurance premium                                             15          12          64          47
 State and local taxes                                             109          98         426         383
 Telecommunications                                                 84          68         269         225
 Professional fees                                                 160          89         501         399
 Other                                                             334         273       1,383       1,212
                                                               -------     -------    --------    --------
       Total non-interest expense                                4,489       3,804      17,572      14,908
                                                               -------     -------    --------    --------

INCOME (LOSS) BEFORE FEDERAL INCOME TAXES                        2,339         (18)      9,764       6,347
PROVISION (BENEFIT) FOR FEDERAL INCOME TAXES                       742         (39)      3,210       1,988
                                                               -------     -------    --------    --------
NET INCOME                                                     $ 1,597     $    21    $  6,554     $ 4,359
                                                               =======     =======    ========    ========
Earnings per common share:
     Basic                                                       $0.33       $0.00       $1.41       $1.00
     Diluted                                                      0.33        0.00        1.39        0.99
Weighted average number of shares outstanding:
     Basic                                                   4,778,067   4,346,083   4,640,485   4,365,855
     Diluted                                                 4,858,556   4,403,968   4,714,329   4,421,850

                                                (more)


Riverview Bancorp, Inc.
May 4, 2004
Page 5

                     RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                             FINANCIAL HIGHLIGHTS
                                 (Unaudited)

                                     AT OR FOR THE       AT OR FOR THE
                                       YEAR ENDED         YEAR ENDED
                                     MARCH 31, 2004      MARCH 31, 2003
                                     --------------      --------------
FINANCIAL CONDITION DATA         (Dollars in thousands, except share data)
------------------------

Average interest earning assets         $   443,525        $    379,899
Average interest-bearing liabilities        361,984             304,845
Net average earning assets                   81,541              75,054
Non-performing assets                         2,043                 748
Non-performing loans                          1,301                 323
Allowance for loan losses                     4,481               2,739

Average interest-earning assets to
 average interest-bearing liabilities        122.53%             124.62%
Allowance for loan losses to non-
 performing loans                            344.43              847.99
Allowance for loan losses to net loans         1.16                0.90
Non-performing loans to total net loans        0.34                0.11
Non-performing assets to total assets          0.39                0.18
Shareholders' equity to assets                12.52               12.98
Number of banking facilities                     14                  12


                                          AT OR FOR THE      AT OR FOR THE
                                           THREE MONTHS      TWELVE MONTHS
                                              ENDED              ENDED
                                             March 31,          March 31,
                                          --------------      --------------
SELECTED OPERATING DATA                   2004     2003       2004     2003
-----------------------                   ----     -----      -----    -----
                                     (Dollars in thousands, except share data)
Efficiency ratio (4)                     64.42%    95.20%     63.79%    67.82%
Efficiency ratio net of intangible
 amortization                            62.03     87.41      61.84     63.57
Efficiency ratio net of intangible
 amortization and impairment charge      62.03     56.76      61.84     57.78
Coverage ratio net of intangible
 amortization                           125.04    126.97     122.26    123.75
Return on average assets (1)              1.27      0.02       1.35      1.07
Return on average assets excluding
 impairment charge                        1.27      1.54       1.35      1.44
Return on average equity (1)              9.82      0.15      10.60      7.99
Return on average equity excluding
 impairment charge                        9.82     11.27      10.60     10.77
Net interest margin                       4.87      5.15       4.76      4.83


PER SHARE DATA
--------------
Basic earnings per share (2)            $ 0.33    $ 0.00   $   1.41  $   1.00
Diluted earnings per share (3)            0.33      0.00       1.39      0.99
Book value per share (2)                 13.64     12.51      13.64     12.51
Tangible book value per share (2)        11.42     12.28      11.42     12.28
Market price per share:
  High for period                       21.430    17.040     21.740    17.040
  Low for the period                    19.350    14.640     16.300    13.050


  Close for period end                  20.200    16.980     20.200    16.980
Cash dividends declared per share        0.140     0.125      0.560     0.500

Average number of shares outstanding:
  Basic (2)                          4,778,067 4,346,083  4,640,485 4,365,855
  Diluted (3)                        4,858,556 4,403,968  4,714,329 4,421,850


(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalent.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                    # # #

                                  Exhibit 99.5

         News Release of Riverview Bancorp, Inc. dated January 25, 2005

Contacts: Pat Sheaffer, Chairman/C.E.O., 360-693-6650
          Ron Wysaske, President/C.O.O., 360-693-6650

          RIVERVIEW BANCORP REPORTS THIRD QUARTER FISCAL PROFITS OF $760,000
                         AS LOANS AND DEPOSITS INCREASE

Vancouver, WA - January 25, 2005 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported that following a one time other-than-temporary non-cash, non-operating impairment charge of approximately $890,000 after tax, it earned $760,000,or $0.16 per diluted share, in the third quarter fiscal 2005 compared to $1.5 million, or $0.32 per diluted share, in the same period a year ago. For the first nine months of fiscal 2005, net income was $4.9 million, or $1.00 per diluted share, compared to $5.0 million, or $1.06 per diluted share in the like period last year.

The reduction in profits was due to the company recording an other-than-temporary non-cash, non-operating impairment charge of approximately $890,000 after-tax, or $0.18 per diluted share, in fiscal third quarter 2005, related to certain Fannie Mae (Federal National Mortgage Association) and Freddie Mac (Federal Home Loan Mortgage Corporation) preferred stock that it holds. Excluding the impairment charge, net income increased 7% to $1.7 million, or $0.34 per diluted share, compared to $1.5 million, or $0.32 per diluted share in the same fiscal quarter a year ago.

"We are focused on expanding our franchise in Southwest Washington and into Oregon through both de novo branching and acquisitions," said Pat Sheaffer, Chairman and CEO. "Earlier this quarter we signed a definitive merger agreement with American Pacific Bank, which operates three branches in Oregon, including two in Metropolitan Portland. The acquisition will give us a business and commercial banking presence in the important Portland metropolitan area. We are on target to complete the acquisition in the first calendar quarter of 2005. In addition, we are in the process of building two new bank facilities at the Columbia Tech Center in Vancouver, Washington, which are scheduled to open in 2005. We will continue to evaluate expansion opportunities in key markets and identify growth opportunities that can be cost effectively implemented."

Third Quarter Financial Highlights (at or periods ended December 31, 2004 compared to December 31, 2003)
 *  Commercial income property loans increased 26%
 *  Excluding the impairment charge, non-interest income increased 18%
 *  Assets increased 5% to $542 million.
 *  Loans increased 7% to $398 million.
 * Net interest margin is 4.59%, compared to 4.63% in the third quarter of fiscal 2004.
 * Non-performing assets were just 0.14% of total assets, compared to 0.61% of total assets a year ago.
 * Return on average assets, excluding the impairment charge, was 1.22%, compared to 1.18%.

Fiscal year-to-date, revenues (net interest income before the provision for loan losses plus non-interest income) grew 5% to $21.5 million, compared to $20.6 million for the same period of last fiscal year. Third quarter net interest income before the provision for loan losses remained steady at $5.5 million for the quarter, compared to the same quarter last fiscal year. For the first nine months of fiscal 2005, net interest income before the provision for loan losses increased 9% to $16.9 million, compared to $15.4 million for the first nine months of fiscal 2004.

"Our present asset and liabilities mix should take advantage of the rising short-term interest rates. Our net interest margin was basically unchanged at 4.59% for the third fiscal quarter, compared to 4.63% in the third fiscal quarter last year," Sheaffer added. The net interest margin for the first nine months of fiscal 2005 expanded eight basis points to 4.79% from 4.71% a year earlier.
                                       (more)

Riverview Bancorp, Inc.
January 25, 2005
Page 2

Non-interest income for the third fiscal quarter was at $323,000, compared to $1.4 million in the like quarter a year ago. This was due to the impairment charge of $1.3 million before-tax. "We believe we are being conservative in recording this other-than-temporary impairment," said Sheaffer. "Subsequent to the end of the quarter we have sold these securities at a small gain which eliminates uncertainty about the potential future effects of either of these issues." For the first nine months of the fiscal year, non-interest income was at $4.7 million including the impairment charge, compared to $5.1 million in the like period of last fiscal year.

For the fiscal third quarter, non-interest expense was $4.7 million, compared to $4.6 million in the third fiscal quarter a year ago. Fiscal year-to-date, non-interest expense was $14.2 million, compared to $13.1 million in the first nine months of fiscal 2004. The efficiency ratio, net of intangible amortization and impairment charge for the quarter was 64.61%, compared to 63.86% in the like quarter a year ago.

Total assets increased 5% to $542 million at December 31, 2004, compared to $514 million a year earlier. Deposits increased 5% to $428 million compared to $406 million at December 31, 2003. "We continue to emphasize our transaction accounts and to reduce our wholesale deposits acquired with the Today's Bank acquisition," said Ron Wysaske, President and COO. Wholesale deposits decreased by $17 million for the twelve months ended December 31, 2004 and core deposits increased by $39 million. Shareholders' equity increased 7% to $69 million and book value grew 7% to $14.26 per share over the 12-month period.

Net loans at December 31, 2004, increased 7% to $398 million, compared to $372 million at December 31, 2003. "American Pacific Bank has a strong commercial real estate lending department that will be an asset as we develop a wider presence in the Portland metro area commercial banking market," said Wysaske. Commercial real estate loans now account for 48% of the total loan portfolio and permanent single family loans represents just 10% of Riverview's loan portfolio.

"We are maintaining our high credit standards and were able to reduce our non-performing assets by 50% from the previous quarter," Wysaske added. Non-performing assets were just 0.14% of total assets at December 31, 2004, a 14 basis point improvement from 0.28% of total assets at September 30, 2004, and a 25 basis point improvement from 0.39% at March 31, 2004. The allowance for loan losses was $4.4 million or 1.09% of total net loans outstanding at December 31, 2004.

Riverview's annualized return on average assets excluding the impairment charge was 1.22% and 1.46% for the third quarter and year-to-date periods respectively, compared to 1.18% for the quarter and 1.37% for the period a year ago. Annualized return on average equity excluding the impairment charge was 9.47% in the third quarter and 11.28% for the nine-month period, compared to 9.52% and 10.85% respectively, for the same periods a year ago.

Riverview Bancorp will host a conference call today, Tuesday, January 25, at 8:00 a.m. PST, to discuss fiscal third quarter results. The conference call can be accessed live by telephone at 303-262-2140. To listen to the call online go to www.actioncast.acttel.com and use event ID 26422. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11019432# until Tuesday, February 1, 2005 or via the internet at www.actioncast.acttel.com and use event ID 26422.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $542 million, it is the parent company of the 81 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13 Southwest Washington branches, including nine in Clark County - the second fastest growing county in the state, and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. The company recently announced the signing of a definitive merger agreement with American Pacific Bank (Nasdaq: AMPB), a Portland, Oregon bank with assets of $125 million. Pending regulatory and shareholder approvals, the company hopes to close the transaction within the first calendar quarter of 2005.
                                     (more)

Riverview Bancorp, Inc.
January 25, 2005
Page 3

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses, competitive factors, interest rate fluctuations, regional economic conditions and government and regulatory actions.
Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                  (tables follow)

Riverview Bancorp, Inc.
January 25, 2005
Page 4


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2004, MARCH 31, 2004 and DECEMBER 31, 2003

                                                              December 31,       March 31,     December 31,
(In thousands, except share data)  (Unaudited)                       2004            2004             2003
------------------------------------------------------------------------------------------------------------

ASSETS
Cash (including interest-earning accounts of
 $40,914, $32,334 and $22,485)                                $    55,423        $  47,907     $   44,778
Loans held for sale                                                   140              407            423
Investment securities available for sale, at fair value
 (amortized cost of  $29,324, $32,751 and $37,269)                 29,438           32,883         37,051
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of  $2,455, $2,591 and $2,739)                    2,407            2,517          2,667
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $12,645, $10,417 and $11,285)                  12,696           10,607         11,464
Loans receivable (net of allowance for loan losses of $4,391,
 $4,481 and $4,885)                                               398,421          381,127        372,136
Real estate owned                                                       -              742            868
Prepaid expenses and other assets                                   1,262            1,289          3,859
Accrued interest receivable                                         1,874            1,786          1,851
Federal Home Loan Bank stock, at cost                               6,119            6,034          5,986
Premises and equipment, net                                         8,416            9,735         10,164
Deferred income taxes, net                                          2,827            2,736          3,031
Mortgage servicing rights, net                                        518              624            668
Goodwill                                                            9,214            9,214          9,214
Core deposit intangible, net                                          611              758            879
Bank owned life insurance                                          12,521           12,121          9,002
                                                              -----------        ---------      ---------
TOTAL ASSETS                                                  $   541,887        $ 520,487      $ 514,041
                                                              ===========        =========      =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                            $   427,649        $ 409,115      $ 405,553
  Accrued expenses and other liabilities                            5,645            5,862          4,565
  Advance payments by borrowers for taxes and insurance                75              328            108
  Federal Home Loan Bank advances                                  40,000           40,000         40,000
                                                              -----------        ---------      ---------
Total liabilities                                                 473,369          455,305        450,226

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
 issued and outstanding, none                                           -                -              -
Common stock, $.01 par value; 50,000,000 authorized
 December 31, 2004 - 5,001,579 issued, 4,804,511 outstanding;
 March 31, 2004 - 4,974,979 issued, 4,777,911 outstanding;
 December 31, 2003 - 4,954,479 issued, 4,727,911 outstanding;          50               50             50
Additional paid-in capital                                         40,847           40,187         40,038
Retained earnings                                                  28,956           26,330         25,402
Unearned shares issued to employee stock ownership trust           (1,443)          (1,598)        (1,649)
Accumulated other comprehensive income (loss)                         108              213            (26)
                                                              -----------        ---------      ---------
     Total shareholders' equity                                    68,518           65,182         63,815
                                                              -----------        ---------      ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $   541,887        $ 520,487      $ 514,041
                                                              ===========        =========      =========

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



Riverview Bancorp, Inc.
January 25, 2005
Page 5


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME FOR
THE THREE AND NINE MONTHS ENDED                         Three Months Ended        Nine Months Ended
DECEMBER 31, 2004 AND 2003                                 December 31,              December 31,
(In thousands, except share data)   (Unaudited)          2004          2003        2004         2003
------------------------------------------------------------------------------------------------------------

INTEREST INCOME:
  Interest and fees on loans receivable               $ 6,883       $ 6,673    $ 20,506     $ 19,069
  Interest on investment securities                       162           146         498          301
  Interest on mortgage-backed securities                  158           143         482          478
  Other interest and dividends                            293           229         633          701
                                                      -------       -------    --------     --------
         Total interest income                          7,496         7,191      22,119       20,549
                                                      -------       -------    --------     --------
INTEREST EXPENSE:
  Interest on deposits                                  1,438         1,230       3,741        3,564
  Interest on borrowings                                  509           499       1,509        1,491
                                                      -------       -------    --------     --------
         Total interest expense                         1,947         1,729       5,250        5,055
                                                      -------       -------    --------     --------
         Net interest income                            5,549         5,462      16,869       15,494
Less provision for loan losses                             70             -         260           70
                                                      -------       -------    --------     --------
         Net interest income after
         provision for loan losses                      5,479         5,462      16,609       15,424
                                                      -------       -------    --------     --------
NON-INTEREST INCOME:
  Fees and service charges                              1,127           954       3,439        3,372
  Asset management fees                                   286           229         815          666
  Gain on sale of loans held for sale                      97           198         409          789
  Gain on sale of other real estate owned                   -             1           -           49
  Loss on impairment of securities                     (1,349)            -      (1,349)           -
  Loan servicing income                                    11            (2)         45          149
  Bank owned life insurance                               124             -         400            -
  Gain on sale of premises and equipment                    -             -         829            -
  Other                                                    27            39          73           59
                                                      -------       -------    --------     --------
         Total non-interest income                        323         1,419       4,661        5,084
                                                      -------       -------    --------     --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                        2,796         2,575       8,029        7,324
  Occupancy and depreciation                              749           782       2,261        2,137
  Data processing                                         254           233         740          675
  Amortization of core deposit intangible                  33           121         148          310

  Advertising and marketing                               165           183         638          696
  FDIC insurance premium                                   14            24          44           49
  State and local taxes                                   116           110         391          317
  Telecommunications                                       79            64         213          185
  Professional fees                                       143           147         395          341
  Other                                                   394           331       1,330        1,049
                                                      -------       -------    --------     --------
         Total non-interest expense                     4,743         4,570      14,189       13,083
                                                      -------       -------    --------     --------
INCOME BEFORE FEDERAL INCOME TAXES                      1,059         2,311       7,081        7,425

PROVISION FOR FEDERAL INCOME TAXES                        299           772       2,220        2,468
                                                      -------       -------    --------     --------
NET INCOME                                            $   760       $ 1,539    $  4,861     $  4,957
                                                      =======       =======    ========     ========

Earnings per common share:
         Basic                                        $  0.16       $  0.32    $   1.01     $   1.08
         Diluted                                         0.16          0.32        1.00         1.06

Weighted average number of shares outstanding:
         Basic                                      4,824,463     4,757,750   4,809,201    4,594,958
         Diluted                                    4,899,840     4,844,247   4,883,538    4,673,038

                                                       (more)

Riverview Bancorp, Inc.
January 25, 2005
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                       At or for the          At or for the
                                     Nine Months Ended         Year Ended
                                     December 31, 2004       March 31, 2004
                                     -----------------       --------------
                                    (Dollars in thousands, except share data)

FINANCIAL CONDITION DATA
------------------------
Average interest earning assets          $  471,330            $  443,525
Average interest-bearing liabilities        383,703               361,984
Net average earning assets                   87,627                81,541
Non-performing assets                           782                 2,043
Non-performing loans                            782                 1,301
Allowance for loan losses                     4,391                 4,481
Average interest-earning assets to
 average interest-bearing liabilities        122.84%               122.53%
Allowance for loan losses to non-
 performing loans                            561.51%               344.43%
Allowance for loan losses to net loans         1.09%                 1.16%
Non-performing loans to total net loans        0.19%                 0.34%
Non-performing assets to total assets          0.14%                 0.39%
Shareholders' equity to assets                12.64%                12.52%
Number of banking facilities                     14                    14




                                     December 31,    March 31,   December, 31,
                                            2004         2004            2003
                                            ----         ----            ----
LOAN DATA
---------
Residential:
 One-to-four-family                    $  38,297   $   44,194      $   47,049
 Multi-family                              3,856        5,074           5,529
Construction:
 One-to-four-family                       64,448       78,094          72,428
 Multi-family                                  -            -           2,100
Commercial real estate                     1,453        1,453           1,437
Commercial                                57,154       57,702          58,633
Consumer:
 Secured                                  29,849       26,908          28,280
 Unsecured                                 1,788        1,689           1,933
Land                                      31,035       27,020          29,748
Commercial real estate                   207,979      177,785         164,204
                                       ---------   ----------      ----------
                                         435,859      419,919         411,341

Less:
 Undisbursed portion of loans             30,067       31,204          31,182
 Deferred loan fees                        2,980        3,107           3,138
 Allowance for loan losses                 4,391        4,481           4,885
                                       ---------   ----------      ----------
   Loans receivable, net               $ 398,421   $  381,127      $  372,136
                                       ---------   ----------      ----------

                                    (more)

Riverview Bancorp, Inc.
January 25, 2005
Page 7

                                        At or for the        At or for the
                                     Three Months Ended    Nine Months Ended
                                        December 31,          December 31,
                                        ------------          -----------
SELECTED OPERATING DATA              2004         2003       2004       2003
-----------------------              ----         ----       ----       ----

Efficiency ratio (4)                80.77%       66.41%     65.90%     63.58%
Efficiency ratio net of
 intangible amortization            79.27%       63.86%     64.61%     61.78%
Efficiency ratio net of
 intangible amortization
 and impairment charge              64.61%       63.86%     60.83%     61.78%
Coverage ratio net of
 intangible amortization           117.79%      122.77%    120.14%    121.30%
Return on average assets (1)         0.56%        1.18%      1.24%      1.37%
Return on average assets excluding
 impairment charge                   1.22%        1.18%      1.46%      1.37%
Return on average equity (1)         4.36%        9.52%      9.53%     10.85%
Return on average equity excluding
 impairment charge                   9.47%        9.52%     11.28%     10.85%
Net interest margin                  4.59%        4.63%      4.79%      4.71%

PER SHARE DATA
--------------

Basic earnings per share (2)        $ 0.16       $ 0.32      $1.01     $ 1.08
Diluted earnings per share (3)        0.16         0.32       1.00       1.06
Book value per share (2)             14.26        13.37      14.26      13.37
Tangible book value per share (2)    12.11        11.12      12.11      11.12
Market price per share:
 High for period                    22.500       21.740     22.500     21.740
 Low for the period                 20.950       19.090     19.490     16.300
 Close for period end               22.500       21.260     22.500     21.260
Cash dividends declared per share    0.155        0.140      0.465      0.420

Average number of shares outstanding:
 Basic (2)                       4,824,463    4,757,750  4,809,201  4,594,958
 Diluted (3)                     4,899,840    4,844,247  4,883,538  4,673,038

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                    # # #

                                  Exhibit 99.6

           News Release of Riverview Bancorp, Inc. dated May 13, 2005

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

==============================================================================

   RIVERVIEW BANCORP EARNS $6.5 MILLION, OR $1.33 PER SHARE IN FISCAL 2005
   -----------------------------------------------------------------------

Vancouver, WA - May 13, 2005 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong loan and deposit growth contributed to an 8% increase in net interest income for the fiscal year ended March 31, 2005. Net income, following a $1,185,000 pre-tax loss on sale of impaired securities, was $6.5 million, or $1.33 per diluted share, in fiscal 2005 compared to $6.6 million, or $1.39 per diluted share, in fiscal 2004. Net income for the fourth fiscal quarter increased 4% to $1.7 million, or $0.34 per diluted share, compared to $1.6 million, or $0.33 per diluted share, in the like quarter a year ago.

In January 2005, Riverview announced that the value of its floating rate preferred shares issued by the Federal Home Loan Mortgage Corporation (FHLMC) and the Federal National Mortgage Association (FNMA) had an other-than-temporary impairment. As a result, during the third fiscal quarter of 2005, the company incurred a $1,349,000 pre-tax, non-cash charge. The company sold the securities in the fourth fiscal quarter for a pre-tax gain of $164,000. Excluding the $1,185,000 securities loss, net income would have been $7.3 million, or $1.49 per diluted share for the year.

Last month, Riverview announced it had completed its acquisition of Portland, Oregon-based American Pacific Bank. As a result of the acquisition, American Pacific Bank, which operates three branches in Oregon, including two in metropolitan Portland, has been merged with and into Riverview Community Bank. At acquisition American Pacific Bank's total assets were $127.2 million, loans were $120.3 million and deposits were $80.0 million, which are not included in the balances at March 31, 2005.

"We are proud that the day after the American Pacific deal closed, we completed the integration of American Pacific into Riverview. Simultaneously with doing our due diligence, we were completing the computer conversion," said Pat Sheaffer, Chairman and CEO. "As a result of the ground work carried out by our team this transaction should be accretive to earnings within the first year."

"Our success in fiscal 2005 was a product of our relationship banking, and Riverview's brand of local, personal service," said Sheaffer. "By focusing on our customers' needs and delivering the banking services that make them more productive, we sustained our loan and deposit growth momentum. To provide further growth in our franchise, we focused on expansion, with the acquisition of American Pacific Bank in Oregon and the future construction of a new operations center and branch in southwest Washington. Over time, this expansion should improve our cost of funds and build long-term franchise value."

Fourth Quarter Financial Highlights (at or periods ended March 31, 2005 compared to March 31, 2004)
 *  Non-interest income increased 23% to $1.8 million.
 *  Assets increased 10% to $573 million.
 *  Loans increased 13% to $429 million.
 *  Commercial income property loans increased 26%.
 * Net interest margin increased six basis points to 4.65% for the fourth quarter, compared to 4.59% in the third quarter of fiscal 2005.
 * Non-performing assets were just 0.13% of total assets, compared to 0.39% of total assets a year ago.

Net interest income before the provision for loan loss increased 8% for fiscal 2005 to $22.6 million, compared to $21.0 million for fiscal 2004. For the fourth fiscal quarter, net interest income grew 4% to $5.7 million, compared to $5.5 million for the like quarter a year ago. For the quarter, the net interest margin was 4.65%, a six basis point improvement from the net interest margin of 4.59% in third fiscal quarter. The net interest margin was 4.87% for the fourth fiscal quarter of 2004. For fiscal 2005 net interest margin was 4.74% compared to 4.76% a year earlier.


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



Riverview Bancorp, Inc.
May 13, 2005
Page 2

Revenues (net interest income before the provision for loan losses plus non-interest income) increased 6% to $29.1 million for the year, compared to $27.5 million last year. For the fourth quarter, revenues grew 8% to $7.5 million, compared to $7.0 million in the fourth fiscal quarter last year.

Fiscal 2005 non-interest income was $6.5 million, compared to $6.6 million for fiscal 2004. This was due to the $1,185,000 loss on sale of impaired securities. Without the loss, non-interest income was $7,691,000 for 2005. Non-interest income for the fourth fiscal quarter increased 23% to $1.8 million, compared to $1.5 million in the like quarter a year ago.

Fiscal 2005 non-interest expense was $19.1 million compared to $17.6 million for fiscal 2004. For the fiscal fourth quarter, non-interest expense was $4.9 million compared to $4.5 million a year earlier. Professional fees and other expenses related to implementation of Sarbanes-Oxley 404 totaled approximately $380,000 for the current fiscal year compared to zero in the prior year. Net of intangible amortization, the efficiency ratio was 64.02% for the quarter, compared to 62.03% in 2004's fourth fiscal quarter.

Total assets increased 10% to $573 million at March 31, 2005, compared to $520 million a year ago. Deposits grew 12% to $457 million compared to $409 million at March 31, 2004. "Building transaction accounts continues to be our focus while we reduce our wholesale deposits," said Ron Wysaske, President and COO. "On the surface it appears that deposits are up $48 million, or a respectable 12% over the past year. Looking closer, however, reveals that we reduced interest sensitive wholesale deposits by $13 million while we increased core deposits by $61 million; a 15% increase over beginning of year deposits. Our branch network has the ability to grow deposits in this competitive banking market." Shareholders' equity increased 7% to $70 million and book value grew 5% to $14.35 per share over the 12-month period.

"Over the past 12 months, we have expanded our loan portfolio and anticipate that because of the high growth throughout Southwest Washington and the Portland metropolitan area we should be able to continue at that rate this year," said Wysaske. Net loans at March 31, 2005, increased 13% to $429 million, compared to $381 million at March 31, 2004. Commercial real estate loans now account for 51% of the total loan portfolio and permanent single family loans represents just 8% of Riverview's loan portfolio.

Non-performing assets were 0.13% of total assets at March 31, 2005, a 26 basis point improvement compared to 0.39% of total assets a year ago. The allowance for loan losses was $4.4 million or 1.01% of total net loans outstanding at March 31, 2005, compared to $4.5 million or 1.16% of total net loans at March 31, 2004.

Riverview's fiscal 2005 return on average assets was 1.24%, or 1.40% excluding the impairment charge, compared to return on average assets of 1.35% for fiscal 2004. Return on average equity was 9.56% for the year, or 10.87% excluding the impairment charge, compared to 10.60% for fiscal 2004.

Riverview Bancorp will host a conference call Monday, May 16, at 8:00 a.m. PDT, to discuss fiscal year-end results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online go to www.actioncast.acttel.com and use event ID 28137. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11027378# until Monday, May 23, 2005 or via the Internet at www.actioncast.acttel.com and use event ID 28137.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $573 million it is the parent company of the 82 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. In addition to the Oregon branches acquired from American Pacific Bank, there are 13 Southwest Washington full service branch locations, including nine in Clark County along with two lending centers. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the American Pacific acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp, Inc.
May 13, 2005
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2005 AND 2004



(In thousands, except share data)                      2005             2004
------------------------------------------------------------------------------

ASSETS
Cash (including interest-earning accounts
 of $45,501 and $32,334)                          $  61,719         $  47,907
Loans held for sale                                     510               407
Investment securities available for sale, at
 fair value (amortized cost of $22,993 and
 $32,751)                                            22,945            32,883
Mortgage-backed securities held to maturity,
 at amortized cost (fair value of $2,402 and
 $2,591)                                              2,343             2,517
Mortgage-backed securities available for sale,
 at fair value (amortized cost of $11,756 and
 $10,417)                                            11,619            10,607
Loans receivable (net of allowance for loan
 losses of $4,395 and $4,481)                       429,449           381,127
Real estate owned                                       270               742
Prepaid expenses and other assets                     1,538             1,289
Accrued interest receivable                           2,151             1,786
Federal Home Loan Bank stock, at cost                 6,143             6,034
Premises and equipment, net                           8,391             9,735
Deferred income taxes, net                            2,624             2,736
Mortgage servicing rights, net                          470               624
Goodwill                                              9,214             9,214
Core deposit intangible, net                            578               758
Bank owned life insurance                            12,607            12,121
                                                  ---------         ---------
TOTAL ASSETS                                      $ 572,571         $ 520,487
                                                  =========         =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
Deposit accounts                                  $ 456,878         $ 409,115
Accrued expenses and other liabilities                5,858             5,862
Advance payments by borrowers for taxes and
 insurance                                              313               328
                                                  ---------         ---------
Federal Home Loan Bank advances                      40,000            40,000
     Total liabilities                              503,049           455,305

SHAREHOLDERS' EQUITY:
Serial preferred stock, $.01 par value;
 250,000 authorized, issued and outstanding,
 none                                                     -                 -
Common stock, $.01 par value; 50,000,000
 authorized, issued and outstanding:
   2005 - 5,015,753 issued, 5,015,749 outstanding        50                50
   2004 - 4,974,979 issued, 4,974,975 outstanding
Additional paid-in capital                           41,112            40,187
Retained earnings                                    29,874            26,330
Unearned shares issued to employee stock
 ownership trust                                     (1,392)           (1,598)
Accumulated other comprehensive (loss) income          (122)              213
                                                  ---------         ---------
     Total shareholders' equity                      69,522            65,182
                                                  ---------         ---------

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                           $ 572,571         $ 520,487
                                                  =========         =========

                                      (more)

Riverview Bancorp, Inc.
May 13, 2005
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED
MARCH 31, 2005 AND 2004

                                             Three Months      TWELVE MONTHS
(Unaudited)                                  ENDED MARCH 31,   ENDED MARCH 31,
(In thousands, except share data)           2005       2004    2005      2004
------------------------------------------------------------------------------

INTEREST INCOME:
 Interest and fees on loans receivable $ 7,258 $ 6,565 $ 27,764 $25,634 Interest on investment securities -
  taxable                                    154       139       521       357
 Interest on investment securities -
  nontaxable                                  43        38       174       121
 Interest on mortgage-backed securities      152       135       634       613
 Other interest and dividends                242       158       875       859
                                         -------   -------  --------   -------
    Total interest income                  7,849     7,035    29,968    27,584
                                         -------   -------  --------   -------
INTEREST EXPENSE:
 Interest on deposits                      1,639     1,079     5,380     4,643
 Interest on borrowings                      506       493     2,015     1,984
                                         -------   -------  --------   -------
    Total interest expense                 2,145     1,572     7,395     6,627
                                         -------   -------  --------   -------
    Net interest income                    5,704     5,463    22,573    20,957
 Less provision for loan losses              150       140       410       210
                                         -------   -------  --------   -------
    Net interest income after
    provision for loan losses              5,554     5,323    22,163    20,747
                                         -------   -------  --------   -------
NON-INTEREST INCOME (LOSS):
 Fees and service charges                  1,149       952     4,588     4,324
 Asset management services                   305       240     1,120       906
 Gain on sale of loans held for sale         104       165       513       954
 (Loss)gain on sale/impairment of
  securities                                 164         -    (1,185)        -
 Gain on sale of other real estate owned       8         -         8        49
 Loan servicing income                         2         9        47       158
 Gain on sale of land and fixed assets         1         1       830         3
 Bank owned life insurance                    86       121       486       121
 Other                                        26        17        99        74
                                         -------   -------  --------   -------
    Total non-interest income              1,845     1,505     6,506     6,589
                                         -------   -------  --------   -------
NON-INTEREST EXPENSE:
 Salaries and employee benefits            2,744     2,586    10,773     9,910
 Occupancy and depreciation                  730       763     2,991     2,900
 Data processing                             251       242       991       917
 Amortization of core deposit intangible      33       120       180       430
 Advertising and marketing                   128        76       766       772
 FDIC insurance premium                       14        15        58        64
 State and local taxes                       128       109       519       426
 Telecommunications                           75        84       288       269
 Professional fees                           447       160       842       501
 Other                                       365       334     1,696     1,383
                                         -------   -------  --------   -------
    Total non-interest expense             4,915     4,489    19,104    17,572
                                         -------   -------  --------   -------

INCOME (LOSS) BEFORE FEDERAL INCOME TAXES 2,484 2,339 9,565 9,764 PROVISION (BENEFIT) FOR FEDERAL INCOME
 TAXES                                       816       742     3,036     3,210
                                         -------   -------  --------   -------
NET INCOME                               $ 1,668   $ 1,597  $  6,529   $ 6,554
                                         =======   =======  ========   =======
Earnings per common share:
    Basic                                  $0.34     $0.33     $1.36     $1.41
    Diluted                                 0.34      0.33      1.33      1.39
Weighted average number of shares
outstanding:
    Basic                              4,839,523 4,778,067 4,816,745 4,640,485
    Diluted                            4,913,825 4,858,556 4,891,173 4,714,329

                                     (more)

Riverview Bancorp, Inc.
May 13, 2005
Page 5
                      RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                               FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                                         AT OR FOR THE      AT OR FOR THE
                                          YEAR ENDED          YEAR ENDED
                                        MARCH 31, 2005      MARCH 31, 2004
                                        --------------      --------------
                                     (Dollars in thousands, except share data)

FINANCIAL CONDITION DATA
------------------------

Average interest earning assets           $   479,512         $    443,525
Average interest-bearing liabilities          388,426              361,984
Net average earning assets                     91,086               81,541
Non-performing assets                             726                2,043
Non-performing loans                              456                1,301
Allowance for loan losses                       4,395                4,481

Average interest-earning assets to
 average interest-bearing liabilities          123.45%              122.53%
Allowance for loan losses to non-performing
 loans                                         963.82               344.43
Allowance for loan losses to net loans           1.01                 1.16
Non-performing loans to total net loans          0.10                 0.34
Non-performing assets to total assets            0.13                 0.39
Shareholders' equity to assets                  12.14                12.52
Number of banking facilities                       14                   14

                                             March 31,            March 31,
                                                 2005                 2004
                                            ---------            ---------
LOAN DATA
Residential:
  One-to-four-family                        $  36,059            $  43,378
  Multi-family                                  2,537                5,008
Construction:
  One-to-four-family                           43,633               47,589
  Multi-family                                      -                    -
  Commercial real estate                       10,982                1,453
Commercial                                     57,981               57,578
Consumer:
  Secured                                      28,951               27,071
  Unsecured                                     1,668                1,689
Land                                           28,889               25,321
Commercial real estate                        223,144              176,521
                                            ---------            ---------
                                              433,844              385,608

Less:
  Allowance for loan losses                     4,395                4,481
                                            ---------            ---------
  Loans receivable, net                     $ 429,449            $ 381,127
                                            =========            =========

                                     (more)

Riverview Bancorp, Inc.
May 13, 2005
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(UNAUDITED)


                                          AT OR FOR THE       AT OR FOR THE
                                          THREE MONTHS        TWELVE MONTHS
                                              ENDED               ENDED
                                            March 31,           March 31,
                                        -----------------    --------=--------
SELECTED OPERATING DATA                   2005      2004      2005      2004
-----------------------                 -------   -------    -------   -------
                                     (Dollars in thousands, except share data)
Efficiency ratio (4)                    65.11%     64.42%     65.70%    63.79%
Efficiency ratio net of intangible
 amortization                           64.02      62.03      64.46     61.84
Efficiency ratio net of intangible
 amortization and impairment charge     64.02      62.03      61.63     61.84
Coverage ratio net of intangible
 amortization                          116.84     125.04     119.28    122.26
Return on average assets (1)             1.23       1.27       1.24      1.35
Return on average assets excluding
 impairment charge                       1.23       1.27       1.40      1.35
Return on average equity (1)             9.65       9.82       9.56     10.60
Return on average equity excluding
 impairment charge                       9.65       9.82      10.87     10.60
Net interest margin                      4.65       4.87       4.74      4.76

PER SHARE DATA
--------------

Basic earnings per share (2)          $  0.34     $ 0.33     $ 1.36    $ 1.41
Diluted earnings per share (3)           0.34       0.33       1.33      1.39
Book value per share (2)                14.35      13.64      14.35     13.64
Tangible book value per share (2)       12.24      11.42      12.24     11.42
Market price per share:
  High for period                      22.480     21.430      22.50    21.740
  Low for the period                   21.000     19.350     19.490    16.300
  Close for period end                 21.250     20.200     21.250    20.200
Cash dividends declared per share       0.155      0.140      0.620     0.560

Average number of shares outstanding:
  Basic (2)                         4,839,523  4,778,067  4,816,745 4,640,485
  Diluted (3)                       4,913,825  4,858,556  4,891,173 4,714,329


(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalent.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                     ###

                                      Exhibit 99.7

             News Release of Riverview Bancorp, Inc. dated July 18, 2005

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

==============================================================================

  RIVERVIEW BANCORP REPORTS FIRST FISCAL QUARTER REVENUES INCREASE 13%;
     LOAN PORTFOLIO INCREASES 47%, NET INTEREST INCOME INCREASES 28%

Vancouver, WA - July 18, 2005 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong loan and deposit growth both organically and through the acquisition of American Pacific Bank, contributed to a 28% increase in net interest income and a 47% increase in its loan portfolio for the first fiscal quarter ended June 30, 2005 as compared to the same period in the prior year. Net income was $1.8 million, or $0.33 per diluted share, in the first quarter of fiscal 2006. To reflect its larger loan portfolio, Riverview increased its loan loss provision for the quarter to $450,000 versus $140,000 in the first quarter a year ago. In the first fiscal quarter a year ago, which included $828,000 pre-tax gain on the sale of the Camas branch and operations center, or $0.11 per diluted share to earnings, Riverview earned $2.2 million, or $0.45 per diluted share.

On April 22, 2005, Riverview completed its acquisition of Portland, Oregon-based American Pacific Bank, resulting in acquisition of $127.2 million of total assets, $120.3 million of loans and $80.0 million of deposits.

"Acquiring American Pacific Bank, a high-performing community bank located in a premium, high-growth area, is consistent with our ongoing strategy of expanding our commercial banking franchise," said Pat Sheaffer, Chairman and CEO. "We have shifted our loan portfolio mix by adding higher-yielding commercial credits, grown core deposits and decreased our dependence on CDs, which should result in higher margins going forward. In addition, we expect this transaction to be accretive to earnings within the first year."

First Quarter Financial Highlights (at or periods ended June 30, 2005 compared to June 30, 2004)
 *  Completed acquisition of American Pacific Bank.
 *  Added $450,000 to its loan loss provision, compared to $140,000.
 *  Net interest income increased 28% to $7.1 million.
 *  Total assets increased 43% to $737 million.
 *  Loans increased 47% to $561 million.
 * Loan mix shifted resulting in a greater concentration of land and commercial real estate loans.
 * Deposits grew 45% to $583 million, with a 25% increase in transaction account balances.
 *  Non-performing assets were 0.33% of total assets.

 Balance Sheet Growth
"The loans added from American Pacific Bank are primarily land and commercial real estate loans, all of which have undergone a thorough underwriting by our lenders to make sure they conform to our standards. These loans, along with our internally generated loans, combined to increase the commercial real estate loans and land development loans in our portfolio by 91%. They now account for 61% of the portfolio at June 30, 2005, compared to 47% a year ago," said Ron Wysaske, President and COO. Net loans at June 30, 2005 were $571 million compared to $390 million at June 30, 2004. Permanent single-family loans represent just 6% of Riverview's loan portfolio.

Total assets increased 43% to a record $737 million at June 30, 2005, compared to $515 million a year ago. Deposits grew 45% to $583 million compared to $403 million at June 30, 2004. "Building transaction accounts continues to be our focus while we decrease the emphasis on certificate of deposits," added Wysaske. "We reduced interest sensitive wholesale deposits by $4.5 million while we increased core deposits by $185 million; a 46% increase over core deposits at June 30, 2004."

                                      (more)

 Riverview Bancorp, Inc. First Quarter Earnings
 July 18, 2005
 Page 2

Including the issuance of $16.7 million in stock associated with the American Pacific Bank acquisition, shareholders' equity increased 32% to $87.4 million, from $66.2 million at the end of the first fiscal quarter last year. Book value was $15.06 at June 30, 2005, compared to $13.28 a year earlier.
Tangible book value was $10.25 at June 30, 2005, compared to $11.18 a year ago.

Operating Results
In the first fiscal quarter, net interest income before the provision for loan loss increased 28% to $7.1 million, compared to $5.6 for the like quarter a year ago. For the quarter, the net interest margin was 4.70%, a five basis point improvement from the net interest margin of 4.65% in previous quarter. The net interest margin was 4.90% in the first fiscal quarter of 2005.

Revenues (net interest income before the provision for loan losses plus non-interest income) increased 13% to $9.3 million for the quarter, compared to $8.2 million in the first fiscal quarter last year.

Non-interest income was $2.2 million in the first fiscal quarter of 2006, compared to $2.6 million in the prior year's first quarter. Non-interest income for the first fiscal quarter of 2006 decreased by 17% due to the gain on sale of the Camas branch last year, in the first fiscal quarter of 2005. Excluding the prior year's $828,000 pre-tax gain on sale, non-interest income increased 21% compared to the like quarter a year ago.

"Acquisition and Sarbanes-Oxley-related expenses were $300,000 in the first quarter, and I anticipate these expenses to dramatically decrease going forward," Sheaffer added. For the first fiscal quarter of 2006, non-interest expense was $6.1 million compared to $4.8 million during the same period a year ago. Net of intangible amortization, the efficiency ratio was 64.77% for the quarter, compared to 57.54% in the first fiscal quarter of 2005.

Credit Quality and Performance Measures
Non-performing assets were 0.33% of total assets at June 30, 2005, compared to 0.34% of total assets a year ago. The allowance for loan losses was $6.5 million or 1.15% of total net loans outstanding at June 30, 2005, compared to $4.5 million or 1.16% of total net loans at June 30, 2004. Riverview increased its allowance for loan losses by 45% to account for the increase in total loans due to the American Pacific acquisition.

Riverview's first fiscal quarter 2006 return on average assets (ROA) was 1.09%, compared to return on average assets of 1.74% for the first fiscal quarter of 2005. Return on average equity was 8.89% for the quarter, compared to 13.32% for the same period last year.

Conference Call
Riverview Bancorp will host a conference call Tuesday, July 19, at 8:00 a.m. PDT, to discuss first quarter results. The conference call can be accessed live by telephone at 303-262-2137. To listen to the call online go to www.actioncast.acttel.com and use event ID 29412. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11033254# until Tuesday, July 26, 2005 or via the Internet at www.actioncast.acttel.com and use event ID 29412.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  With assets of $737 million it is the parent company of the 82 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. In addition to the Oregon branches acquired from American Pacific Bank, there are 13 Southwest Washington full service branch locations, including nine in Clark County along with two lending centers. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the American Pacific acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                      (more)

 Riverview Bancorp, Inc. First Quarter Earnings
 July 18, 2005
 Page 3


 RIVERVIEW BANCORP, INC. AND SUBSIDIARY

 CONSOLIDATED BALANCE SHEETS
 JUNE 30, 2005, MARCH 31, 2005 AND JUNE 30, 2004

                                                                  June 30,         March 31,       June 30,
(In thousands, except share data)  (Unaudited)                      2005             2005            2004
------------------------------------------------------------------------------------------------------------
 ASSETS

 Cash (including interest-earning accounts of $52,262,
  $45,501 and $17,235)                                           $   74,485      $   61,719     $    37,341
 Loans held for sale                                                    159             510             821
 Investment securities available for sale, at fair value
  (amortized cost of $24,136, $22,993 and $32,713)                   24,148          22,945          32,079
 Mortgage-backed securities held to maturity, at amortized
   cost (fair value of $2,297, $2,402 and $2,488)                     2,260           2,343           2,448
 Mortgage-backed securities available for sale, at fair value
  (amortized cost of $10,913, $11,756 and $14,386)                   10,828          11,619          14,303
 Loans receivable (net of allowance for loan losses of $6,526
  $4,395 and $4,489)                                                561,012         429,449         382,057
 Real estate owned                                                        -             270             460
 Prepaid expenses and other assets                                    2,166           1,538           3,604
 Accrued interest receivable                                          2,664           2,151           1,705
 Federal Home Loan Bank stock, at cost                                7,350           6,143           6,078
 Premises and equipment, net                                          9,339           8,391           8,618
 Deferred income taxes, net                                           2,483           2,624           3,089
 Mortgage servicing intangible, net                                     458             470             601
 Goodwill                                                            26,356           9,214           9,214
 Core deposit intangible, net                                         1,055             578             678
 Bank owned life insurance                                           12,726          12,607          12,275
                                                                -----------      ----------     -----------
 TOTAL ASSETS                                                   $   737,489      $  572,571     $   515,371
                                                                ===========      ==========     ===========

 LIABILITIES AND SHAREHOLDERS' EQUITY

 LIABILITIES:
   Deposit accounts                                             $   582,830      $  456,878     $   402,632
   Accrued expenses and other liabilities                             8,259           5,858           6,402
   Advance payments by borrowers for taxes and insurance                 98             313              94
   Federal Home Loan Bank advances                                   58,904          40,000          40,000
                                                                -----------      ----------     -----------
 Total liabilities                                                  650,091         503,049         449,128

 SHAREHOLDERS' EQUITY:
   Serial preferred stock, $.01 par value; 250,000
    authorized, issued and outstanding, none                              -               -               -
   Common stock, $.01 par value; 50,000,000 authorized,
    June 30, 2005 - 5,804,953 issued, 5,804,949 outstanding;             58              50              50
    March 31, 2005 - 5,015,753 issued, 5,015,749 outstanding
    June 30, 2004 - 4,986,979 issued, 4,986,975 outstanding
   Additional paid-in capital                                        57,991          41,112          40,427
   Retained earnings                                                 30,737          29,874          27,786
   Unearned shares issued to employee stock ownership trust          (1,340)         (1,392)         (1,547)
   Accumulated other comprehensive loss                                 (48)           (122)           (473)
                                                                -----------      ----------     -----------
        Total shareholders' equity                                   87,398          69,522          66,243
                                                                -----------      ----------     -----------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $   737,489      $  572,571     $   515,371
                                                                ===========      ==========     ===========

                                                (more)


 Riverview Bancorp, Inc. First Quarter Earnings
 July 18, 2005
 Page 4


 RIVERVIEW BANCORP, INC. AND SUBSIDIARY                Three Months Ended
 CONSOLIDATED STATEMENTS OF INCOME                           June 30,
 (In thousands, except share data)   (Unaudited)        2005          2004
------------------------------------------------------------------------------
 INTEREST INCOME:
  Interest and fees on loans receivable           $    9,597     $   6,626
  Interest on investment securities-taxable              186           124
  Interest on investment securities-non taxable           43            44
  Interest on mortgage-backed securities                 145           160
  Other interest and dividends                           254           139
                                                  ----------    ----------
        Total interest income                         10,225         7,093
                                                  ----------    ----------
 INTEREST EXPENSE:
  Interest on deposits                                 2,471         1,043
  Interest on borrowings                                 656           496
                                                  ----------    ----------
        Total interest expense                         3,127         1,539
                                                  ----------    ----------
        Net interest income                            7,098         5,554

 Less provision for loan losses                          450           140
                                                  ----------    ----------
        Net interest income after
        provision for loan losses                      6,648         5,414
                                                  ----------    ----------
 NON-INTEREST INCOME:
  Fees and service charges                             1,486         1,170
  Asset management fees                                  364           272
  Gain on sale of loans held for sale                    126           175
  Gain on sale of real estate owned                       21             -
  Loan servicing income                                   27            19
  Gain on sale of land and fixed assets                    -           828
  Bank owned life insurance income                       120           154
  Other                                                   43            22
                                                  ----------    ----------
        Total non-interest income                      2,187         2,640
                                                  ----------    ----------
 NON-INTEREST EXPENSE:
  Salaries and employee benefits                       3,399         2,646
  Occupancy and depreciation                             803           773
  Data processing                                        365           249
  Amortization of core deposit intangible                 49            81
  Advertising and marketing expense                      231           251
  FDIC insurance premium                                  15            15
  State and local taxes                                  135           153
  Telecommunications                                      63            64
  Professional fees                                      363           123
  Other                                                  673           477
                                                  ----------    ----------
        Total non-interest expense                     6,096         4,832
                                                  ----------    ----------
 INCOME BEFORE INCOME TAXES                            2,739         3,222

 PROVISION FOR INCOME TAXES                              918         1,023
                                                  ----------    ----------

 NET INCOME                                       $    1,821    $    2,199
                                                  ==========    ==========
 Earnings per common share:
     Basic                                             $0.34         $0.46
     Diluted                                            0.33          0.45
 Weighted average number of shares outstanding:
     Basic                                         5,389,547     4,790,785
     Diluted                                       5,457,270     4,864,583

                                     (more)

 Riverview Bancorp, Inc. First Quarter Earnings
 July 18, 2005
 Page 5



 RIVERVIEW BANCORP, INC. AND SUBSIDIARY
 FINANCIAL HIGHLIGHTS
 (Unaudited)

                                                                                            At or for the
                                                 At or for the three months ended              year ended
                                                              June 30,                           March 31,
                                                        2005                 2004                    2005
                                                 -----------           ----------           -------------
                                                         (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------
Average interest earning assets                  $   608,973           $   458,378           $   479,512
Average interest-bearing liabilities                 505,581               375,594               388,426
Net average earning assets                           103,392                82,784                91,086
Non-performing assets                                  2,420                 1,730                   726
Non-performing loans                                   2,420                 1,270                   456
Allowance for loan losses                              6,526                 4,489                 4,395
Average interest-earning assets to average
interest-bearing liabilities                         120.45%               122.04%               123.45%
Allowance for loan losses to non-performing
loans                                                269.67%               353.46%               963.82%
Allowance for loan losses to net loans                 1.15%                 1.16%                 1.01%
Non-performing loans to total net loans                0.43%                 0.33%                 0.10%
Non-performing assets to total assets                  0.33%                 0.34%                 0.13%
Shareholders' equity to assets                        11.85%                12.85%                12.14%
Number of banking facilities                              17                    14                    14



                                                           At three months ended        At the year ended
                                                                  June 30,                       March 31,
LOAN DATA                                                2005                 2004                   2005
---------                                         -----------           ----------      -----------------
Residential:
 One-to-four-family                               $    34,324           $   43,124      $          36,514
 Multi-family                                           2,037                5,046                  2,568
Construction:
 One-to-four-family                                    48,932               45,191                 44,415
 Commercial real estate                                29,390                1,453                 11,138
Commercial                                             67,239               58,608                 58,042


Consumer:
 Secured                                               29,040               28,576                 28,782
 Unsecured                                              4,811                1,966                  1,668
 Land                                                  36,924               24,784                 29,151
 Commercial real estate                               318,631              180,771                224,691
                                                   ----------           ----------       ----------------
                                                      571,328              389,519                436,969
Less:
 Deferred loan fees, net                                3,790                2,973                  3,125
 Allowance for loan losses                              6,526                4,489                  4,395
                                                   ----------           ----------       ----------------
 Loans receivable, net                             $  561,012           $  382,057       $        429,449
                                                   ==========           ==========       ================


                                                 (more)


Riverview Bancorp, Inc. First Quarter Earnings
July 18, 2005
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)


                                        At or for the         At or for the
                                       three months end        year ended
                                           June 30,             March 31,
SELECTED OPERATING DATA              2005          2004             2005
-----------------------            --------      -------        --------
                                 (Dollars in thousands, except share data)
Efficiency ratio (4)                65.65%         58.97%         65.70%
Efficiency ratio net of
 intangible amortization            64.77%         57.54%         64.46%
Efficiency ratio net of
 intangible amortization and
 impairment charge                  64.77%         57.54%         61.63%
Coverage ratio net of intangible
 amortization                      117.38%        116.90%        119.28%
Return on average assets (1)         1.09%          1.74%          1.24%
Return on average assets excluding
 impairment charge (1)               1.09%          1.74%          1.40%
Return on average equity (1)         8.89%         13.32%          9.56%
Return on average equity excluding
 impairment charge (1)               8.89%         13.32%         10.87%
Net interest margin                  4.70%          4.90%          4.74%

PER SHARE DATA
--------------
Basic earnings per share (3)       $ 0.34        $  0.46        $  1.36
Diluted earnings per share (3)       0.33           0.45           1.33
Book value per share (2)            15.06          13.28          13.86
Tangible book value per share (2)   10.25          11.18          11.81
Market price per share:
 High for the period               21.800         21.000         22.500
 Low for the period                20.330         19.490         19.490
 Close period end                  21.350         20.730         21.250
Cash dividends declared per
 share                              0.170          0.155          0.620

Average number of shares outstanding:
 Basic (3)                      5,389,547      4,790,785      4,816,745
 Diluted (3)                    5,457,270      4,864,583      4,891,173

(1) Amounts are annualized.
(2) Amounts calculated include ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.

                                     # # #

                                    Exhibit 99.8

         News Release of Riverview Bancorp, Inc. dated October 17, 2005

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

==============================================================================

 RIVERVIEW BANCORP REPORTS RECORD SECOND QUARTER PROFIT OF $2.6 MILLION;
     LOAN PORTFOLIO INCREASES 50%, NET INTEREST INCOME INCREASES 40%

Vancouver, WA - October 17, 2005 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported strong organic growth, coupled with contributions from a recent acquisition, generated improved net interest income and contributed to a 35% increase in fiscal second quarter profits compared to the same period in the prior year. Net income was $2.6 million, or $0.45 per diluted share, in the second quarter of fiscal 2006 ended September 30, 2005, compared to $1.9 million, or $0.39 per diluted share, in the same period a year ago. For the first six months of fiscal 2006 net income increased 7% to $4.4 million, or $0.78 per diluted share, compared to $4.1 million, or $0.84 per diluted share, in the same period a year ago.

"We are continuing to focus on building a well-rounded commercial bank," said Pat Sheaffer, Chairman and CEO. "Our business fundamentals remain strong as our revenues, loans and deposits have steadily increased. We are also moving forward with expanding our franchise. The acquisition of American Pacific Bank is already contributing to profitability, and expands our footprint into the large greater Portland, (Oregon) market. We are also in the process of building two new bank facilities in Vancouver, Washington, which we expect to open in the third quarter of fiscal year 2006."

Second Quarter Financial Highlights (at or periods ended September 30, 2005 compared to September 30, 2004)
 *  Net income increased 35% to a record $2.6 million.
 *  Net interest income increased 40% to $8.1 million.
 *  Revenues increased 42% to $10.6 million.
 *  Total assets increased 41% to $739 million.
 * Loans increased 50% to $579 million, with an increasing concentration of commercial real estate loans.
 * Deposits grew 46% to $600 million, with a 48% increase in transaction account balances.
 *  Non-performing assets were just 0.14% of total assets.

Operating Results
Revenues (net interest income before the provision for loan losses plus non-interest income) increased 42% to $10.6 million for the quarter compared to $7.5 million in the same quarter a year ago. Net interest income before the provision for loan loss increased 40% to $8.1 million in the second quarter of fiscal 2006 compared to $5.8 in the second quarter a year ago. Non-interest income increased 46% to $2.5 million in the second fiscal quarter of 2006 compared to $1.7 million in the prior year's second quarter. This increase was largely due to a 40% increase in fee based transaction accounts and mortgage broker activity, which contributed $1.6 million to second quarter revenue, compared to $1.1 million in the same quarter a year ago. Riverview also sold the American Pacific Bank's credit card portfolio in the second fiscal quarter, which led to a pre-tax gain on sale of $304,000.

For the first half of fiscal 2006 revenues increased 27% to $19.9 million compared to $15.7 million in the six-month period a year ago. Year-to-date net interest income before the provision for loan losses increased 34% to $15.2 million compared to $11.3 million in the same period a year ago. Non-interest income increased 8% to $4.7 million in the first six months of fiscal 2006 compared to $4.3 million in the first six months of fiscal 2005.

"Our objective is to position our asset and liability mix to maintain or improve our net interest margin as interest rates change in either direction. In the past twelve months the fed funds rate has increased 200 basis points. Our net interest margin has increased 4 basis points from a 4.89% net interest margin at September 30, 2004, to a 4.93% net interest margin at September 30, 2005," said Ron Wysaske, President and COO. "Our relatively stable interest rate risk profile has allowed the net interest margin to absorb the increasing interest rates and still provide a respectable net interest margin."
                                        (more)

Riverview Bancorp, Inc. Second Quarter Earnings
October 17, 2005
Page 2

"We saw a significant increase in non-interest expense for the quarter and for the first six months of the fiscal year as a result of the acquisition of American Pacific Bank and Sarbanes-Oxley related expenses," said Ron Wysaske. Non-interest expense was $6.3 million in the second quarter compared to $4.6 million during the same period a year ago. For the first half of the fiscal year, non-interest expenses were $12.4 million up from $9.4 million in the like period a year ago. Net of intangible amortization, the efficiency ratio improved 253 basis points to 58.28% for the quarter, compared to the same quarter a year ago.

Balance Sheet Growth
"Our focus has been to grow our loan portfolio while maintaining strong loan quality," said Wysaske. "The loans we added from American Pacific Bank have all undergone thorough underwriting for quality control. These loans, along with internally generated loans, combined to increase commercial real estate loans by 91%." Commercial real estate loans now account for 63% of the portfolio at September 30, 2005, compared to 49% a year ago. Net loans at September 30, 2005, were $579 million compared to $386 million at September 30, 2004. Permanent single-family loans represent just 6% of Riverview's loan portfolio.

Total assets increased 41% to $739 million at September 30, 2005, compared to $525 million a year ago. Deposits grew 46% to $600 million compared to $412 million at September 30, 2004. "Building transaction accounts continues to be our focus, while we decrease the emphasis on certificate of deposits," added Wysaske. "We reduced interest sensitive wholesale deposits by $5 million, while we increased core deposits by $130 million; a 48% increase over core deposits at this time last year."

Including the issuance of $16.7 million in stock associated with the American Pacific Bank acquisition, shareholders' equity increased 32% to $89.1 million, from $67.7 million at the end of the second fiscal quarter last year. Book value was $15.34 at September 30, 2005, compared to $13.55 a year earlier. Tangible book value was $10.56 at September 30, 2005, compared to $11.46 a year ago.

Credit Quality and Performance Measures
Credit quality remains exceptional, as non-performing assets were just 0.14% of total assets at September 30, 2005, a 14 basis point improvement compared to 0.28% of total assets at September 30, 2004. The allowance for loan losses was $6.8 million, or 1.15% of total net loans outstanding at September 30, 2005, compared to $4.4 million or 1.13% of total net loans at September 30, 2004. "As a reflection of our loan growth, last quarter we stepped up our provision for loan losses even though our loan quality remains strong." added Sheaffer. The provision for loan losses for the second quarter was $450,000, compared to $50,000 in the same quarter of 2004 and $450,000 for the quarter ended June 30, 2005.

Riverview's second fiscal quarter 2006 return on average assets was 1.40% compared to return on average assets of 1.45% for the second fiscal quarter of 2005. Return on average equity was 11.36% for the quarter compared to 11.14% for the same period last year.

Conference Call
Riverview Bancorp will host a conference call Tuesday, October 18, at 8:00 a.m. PDT, to discuss second quarter results. The conference call can be accessed live by telephone at 303-262-2138. To listen to the call online go to www.actioncast.acttel.com and use event ID 30623. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11040263# until Tuesday, October 25, 2005, or via the Internet at www.actioncast.acttel.com event ID 30623.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  With assets of $739 million, it is the parent company of the 82 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 16 branches, including nine in fast growing Clark County, and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. On April 22, 2005, the company completed its acquisition of American Pacific Bank (Nasdaq: AMPB), based in Portland, Oregon, with assets of $125 million.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the American Pacific acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
                                  (tables follow)

Riverview Bancorp, Inc.
October 17, 2005
Page 3

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2005, MARCH 31, 2005 AND SEPTEMBER 30, 2004

                                                              SEPTEMBER 30,       MARCH 31,   SEPTEMBER 30,
(In thousands, except share data)  (Unaudited)                        2005            2005            2004
------------------------------------------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $33,110,
 $45,501 and $35,404)                                            $  56,486       $  61,719      $   49,644
Loans held for sale                                                      -             510             444
Investment securities available for sale, at fair value
 (amortized cost of  $24,147 , $22,993 and $30,712)                 24,143          22,945          29,813
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of $2,223, $2,402 and $2,487)                      2,202           2,343           2,428
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $10,047, $11,756 and $13,445)                    9,898          11,619          13,579
Loans receivable (net of allowance for loan losses of $6,752,
 $4,395 and $4,424)                                                579,443         429,449         386,063
Real estate owned                                                        -             270               -
Prepaid expenses and other assets                                    1,824           1,538           1,234
Accrued interest receivable                                          2,807           2,151           1,803
Federal Home Loan Bank stock, at cost                                7,350           6,143           6,119
Premises and equipment, net                                         11,862           8,391           8,401
Deferred income taxes, net                                           2,377           2,624           3,111
Mortgage servicing intangible, net                                     414             470             564
Goodwill                                                            26,354           9,214           9,214
Core deposit intangible, net                                         1,001             578             643
Bank owned life insurance                                           12,848          12,607          12,397
                                                                 ---------       ---------      ----------
TOTAL ASSETS                                                     $ 739,009       $ 572,571      $  525,457
                                                                 =========       =========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Deposit accounts                                               $ 599,680       $ 456,878      $  411,702
  Accrued expenses and other liabilities                             8,920           5,858           5,776
  Advance payments by borrowers for taxes and insurance                325             313             286
  Federal Home Loan Bank advances                                   40,938          40,000          40,000
                                                                 ---------       ---------      ----------
Total liabilities                                                  649,863         503,049         457,764


SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value; 250,000
   authorized, issued and outstanding, none                              -               -               -
Common stock, $.01 par value; 50,000,000 authorized
  September 30, 2005 - 5,811,940 issued, 5,811,936
   outstanding;
  March 31, 2005 - 5,015,753 issued, 5,015,749
   outstanding;
  September 30, 2004 - 4,997,300 issued, 4,997,296
   outstanding;                                                         58              50              50
Additional paid-in capital                                          58,139          41,112          40,698
Retained earnings                                                   32,339          29,874          28,945
Unearned shares issued to employee stock ownership trust            (1,289)         (1,392)         (1,495)
Accumulated other comprehensive loss                                  (101)           (122)           (505)
                                                                 ---------       ---------      ----------
       Total shareholders' equity                                   89,146          69,522          67,693
                                                                 ---------       ---------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 739,009       $ 572,571      $  525,457
                                                                 =========       =========      ==========
                                                        (more)


Riverview Bancorp, Inc.
October 17, 2005
Page 4


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND SIX MONTHS ENDED                     Three Months Ended          Six Months Ended
SEPTEMBER 30, 2005 AND 2004                               September 30,              September 30,
(In thousands, except share data)   (Unaudited)         2005         2004          2005        2004
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable             $ 11,010      $ 6,997      $ 20,607    $ 13,623
  Interest on investment securities-taxable              195          125           381         249
  Interest on investment securities-non taxable           43           43            86          87
  Interest on mortgage-backed securities                 138          164           283         324
  Other interest and dividends                           250          201           504         340
                                                    --------      -------      --------    --------
          Total interest income                       11,636        7,530        21,861      14,623
                                                    --------      -------      --------    --------

INTEREST EXPENSE:
  Interest on deposits                                 3,059        1,260         5,530       2,303
  Interest on borrowings                                 482          504         1,138       1,000
                                                    --------      -------      --------    --------
          Total interest expense                       3,541        1,764         6,668       3,303
                                                    --------      -------      --------    --------
          Net interest income                          8,095        5,766        15,193      11,320
  Less provision for loan losses                         450           50           900         190
                                                    --------      -------      --------    --------
          Net interest income after
          provision for loan losses                    7,645        5,716        14,293      11,130
                                                    --------      -------      --------    --------
NON-INTEREST INCOME:
  Fees and service charges                             1,598        1,142         3,084       2,312
  Asset management fees                                  342          257           706         529
  Gain on sale of loans held for sale                     77          137           203         312
  Gain on sale of real estate owned                        -            -            21           -
  Loan servicing income (expense)                         (8)          15            19          34
  Gain on sale of land and fixed assets                    -            1             -         829
  Gain on sale of credit card portfolio                  304            -           304           -
  Bank owned life insurance                              122          122           242         276
  Other                                                   47           24            90          46
                                                    --------      -------      --------    --------
          Total non-interest income                    2,482        1,698         4,669       4,338
                                                    --------      -------      --------    --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                       3,441        2,587         6,840       5,233
  Occupancy and depreciation                             883          739         1,686       1,512

  Data processing                                        373          237           738         486
  Amortization of core deposit intangible                 55           34           104         115
  Advertising and marketing expense                      306          222           537         473
  FDIC insurance premium                                  17           15            32          30
  State and local taxes                                  148          122           283         275
  Telecommunications                                      99           70           162         134
  Professional fees                                      388          129           752         252
  Other                                                  551          459         1,223         936
                                                    --------      -------      --------    --------
          Total non-interest expense                   6,261        4,614        12,357       9,446
                                                    --------      -------      --------    --------
INCOME BEFORE INCOME TAXES                             3,866        2,800         6,605       6,022
PROVISION FOR INCOME TAXES                             1,304          898         2,222       1,921
                                                    --------      -------      --------    --------
NET INCOME                                          $  2,562      $ 1,902      $  4,383    $  4,101
                                                    ========      =======      ========    ========
Earnings per common share:
          Basic                                     $   0.45      $  0.40      $   0.79    $   0.85
          Diluted                                       0.45         0.39          0.78        0.84

Weighted average number of shares outstanding:
          Basic                                    5,654,661    4,812,154     5,553,872   4,801,528
          Diluted                                  5,721,905    4,885,447     5,621,343   4,875,146

                                                      (more)


Riverview Bancorp, Inc.
October 17, 2005
Page 5


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                            At or for the six months ended   At or for the year
                                                     September 30,               ended March 31,
                                                       2005           2004                 2005
                                                -----------      ---------        -------------
                                                    (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------
Average interest earning assets                  $  631,307       $ 464,861       $     479,512
Average interest-bearing liabilities                522,114         378,081             388,426
Net average earning assets                          109,193          86,780              91,086
Non-performing assets                                 1,043           1,478                 726
Non-performing loans                                  1,043           1,478                 456
Allowance for loan losses                             6,752           4,424               4,395
Average interest-earning assets to average
 interest-bearing liabilities                       120.91%         122.95%             123.45%
Allowance for loan losses to non-performing
 loans                                              647.36%         299.32%             963.82%
Allowance for loan losses to net loans                1.15%           1.13%               1.01%
Non-performing loans to total net loans               0.18%           0.38%               0.10%
Non-performing assets to total assets                 0.14%           0.28%               0.13%
Shareholders' equity to assets                       12.06%          12.88%              12.14%
Number of banking facilities                             17              14                  14


                                                At six months ended     At three months       At year ended
                                                   September 30,          ended June 30,           March 31,
LOAN DATA                                          2005         2004                2005               2005
---------                                     ---------     --------        ------------        -----------
Residential:
 One-to-four-family                           $  32,251     $ 40,681        $     34,324        $    36,514
 Multi-family                                     2,019        4,060               2,037              2,568
Construction:
 One-to-four-family                              44,618       38,991              48,932             44,415
 Commercial real estate                          54,224        1,453              29,390             11,138
Commercial                                       69,401       58,965              67,239             58,042
Consumer:
 Secured                                         28,730       29,896              29,040             28,782

 Unsecured                                        1,688        1,897               4,811              1,668
Land                                             42,532       25,346              36,924             29,151
Commercial real estate                          314,776      192,097             318,631            224,691
                                              ---------    ---------        ------------        -----------
                                                590,239      393,386             571,328            436,969

Less:
 Deferred loan fees, net                          4,044        2,899               3,791              3,125
 Allowance for loan losses                        6,752        4,424               6,526              4,395
                                              ---------    ---------        ------------        -----------
 Loans receivable, net                        $ 579,443    $ 386,063        $    561,011        $   429,449
                                              =========    =========        ============        ===========


Riverview Bancorp, Inc.
October 17, 2005
Page 6



RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(UNAUDITED)

                                                For the three months ended         For the six months ended
                                                       September 30,                     September 30,
SELECTED OPERATING DATA                              2005             2004              2005           2004
                                                ---------        ---------         ---------      ---------
Efficiency ratio (4)                               59.19%           61.82%            62.21%         60.33%
Efficiency ratio net of intangible
 amortization                                      58.28%           60.81%            61.32%         59.10%
Coverage ratio net of intangible
 amortization                                     130.44%          125.90%           123.99%        121.32%
Return on average assets (1)                        1.40%            1.45%             1.25%          1.59%
Return on average equity (1)                       11.36%           11.14%            10.19%         12.21%
Average rate earned on interest-earning
 assets                                             7.08%            6.38%             6.92%          6.32%
Average rate paid on interest-bearing
 liabilities                                        2.61%            1.84%             2.55%          1.74%
Spread                                              4.47%            4.54%             4.37%          4.57%
Net interest margin                                 4.93%            4.89%             4.82%          4.90%



                                                 At or for the three months        At or for the six months
                                                     ended September 30,              ended September 30,
                                                     2005             2004              2005           2004
                                                 --------         --------         ---------       --------
PER SHARE DATA
--------------
Basic earnings per share (2)                      $   0.45         $   0.40         $   0.79        $  0.85
Diluted earnings per share (3)                        0.45             0.39             0.78           0.84
Book value per share                                 15.34            13.55            15.34          13.55
Tangible book value per share                        10.56            11.46            10.56          11.46
Market price per share:
 High for period                                    22.100           21.650           22.100         21.650
 Low for the period                                 20.750           19.850           20.330         19.490
 Close for period end                               20.810           21.360           20.810         21.360
Cash dividends declared per share                    0.170            0.155            0.340          0.310


Average number of shares outstanding:
 Basic (2)                                       5,654,661        4,812,154        5,553,872      4,801,528
 Diluted (3)                                     5,721,905        4,885,447        5,621,343      4,875,146


(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.



                                                          # # #

                                    Exhibit 99.9

         News Release of Riverview Bancorp, Inc. dated January 24, 2006

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650


==============================================================================

    RIVERVIEW BANCORP REPORTS RECORD THIRD QUARTER PROFIT OF $2.7 MILLION
    ---------------------------------------------------------------------

Vancouver, WA - January 24, 2006 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported that an expanding net interest margin and excellent loan growth generated improved net interest income and contributed to a record fiscal 2006 third quarter profit. Net income was $2.7 million, or $0.48 per diluted share, for the fiscal third quarter ended December 31, 2005, compared to $760,000, or $0.16 per diluted share, in the same quarter a year ago. Year-to-date, net income increased 47% to $7.1 million, or $1.26 per diluted share, compared to $4.9 million, or $1.00 per diluted share, in the same period a year ago.

In the third quarter a year ago, the Company recorded a non-cash, non-operating charge of approximately $890,000 after-tax, or $0.18 per diluted share, related to the valuation of certain Fannie Mae and Freddie Mac preferred stock which have been subsequently sold.

"We are focused on growing our franchise, maintaining a strong balance sheet and matching assets and liabilities closely as we build our presence in the Northwest," said Pat Sheaffer, Chairman and CEO. "The expansion of our branch network into the Portland market is already contributing to profitability. We are also continuing our growth in the Portland metropolitan area, where we expect to open at least one new bank facility later this year."

Third Quarter Financial Highlights (at or periods ended December 31, 2005 compared to December 31, 2004)
   *  Net income increased to record $2.7 million.
   *  Net interest income increased 54% to $8.5 million.
   *  Net interest margin improved 64 basis points to 5.23%.
   * Revenues increased 48% to $10.7 million when the prior year $1.3 pre-tax million impairment charge is excluded.
   *  Total assets increased 36% to $739 million.
   *  Loans increased 50% to $600 million.
   * Deposits grew 38% to $592 million, with a 36% increase in transaction account balances.
   *  Non-performing assets were just 0.11% of total assets.

Operating Results
Revenues (net interest income before the provision for loan losses plus non-interest income) increased 48% to $10.7 million for the quarter compared to $7.2 million in the same quarter a year ago excluding the $1.3 million pre-tax impairment charge. Net interest income before the provision for loan loss increased 54% to $8.5 million in the third quarter of fiscal 2006 compared to $5.5 million in the third quarter a year ago. Non-interest income increased $0.4 million to $2.1 million in the third fiscal quarter of 2006 compared to $1.7 million in the prior year's third quarter excluding the $1.3 pre-tax million impairment charge. This increase was largely due to the 30% increase in fee based transaction accounts income and mortgage broker activity, which contributed $1.5 million to third quarter revenue, compared to $1.1 million in the same quarter a year ago.

For the first nine months of fiscal 2006 revenues increased 42% to $30.5 million compared to $21.5 million in the nine-month period a year ago. Year-to-date, net interest income before the provision for loan losses increased 41% to $23.7 million compared to $16.9 million in the same period a year ago. Non-interest income increased 13% to $6.8 million in the first nine months of fiscal 2006 compared to $6.0 million in the first nine months of fiscal 2005 excluding the $1.3 pre-tax million impairment charge.

Riverview's net interest margin was 5.23% for the third fiscal quarter of 2006, a 30 basis point improvement compared to 4.93% in the previous quarter, and a 64 basis point improvement from 4.59% for the third fiscal quarter of 2005. "Our improved margin reflects our growth in loans and our asset sensitive balance sheet," said Ron Wysaske, President and COO. The net interest margin for the first nine months of fiscal 2006 expanded 17 basis points to 4.96% from 4.79% in the nine-month period a year ago.


                                      (more)

Riverview Bancorp, FY06 YTD Profits Up 47%
January 24, 2006
Page 2

Non-interest expense increased $6.1 million in the third fiscal quarter compared to $4.7 million during the same period a year ago. For the first nine months of the fiscal year, non-interest expenses were $18.5 million, up from $14.2 million in the like period a year ago. Net of intangible asset amortization, the efficiency ratio improved 146 basis points to 56.82% for the third fiscal quarter of 2006, compared to 58.28% in the second fiscal quarter of 2006. The efficiency ratio was 64.61% in the prior year's third fiscal quarter excluding the impairment charge.

Balance Sheet Growth
"We have been taking steps to grow our loan portfolio while maintaining strong loan quality," said Wysaske. "As a result, our loan production increased our net loans 50% in our well diversified loan portfolio." Net loans at December 31, 2005, were $600 million compared to $398 million at December 31, 2004.

Total assets increased 36% to $739 million at December 31, 2005, compared to $542 million a year ago. Core deposits increased 39%, or $113 million; from year ago levels, and now account for 67% of total deposits. Deposits grew 38% to $592 million compared to $428 million at December 31, 2004, but were down from $600 million at September 30, 2005, due to normal transaction account activity. "Building transaction accounts continues to be a priority," added Wysaske. "We reduced interest-sensitive wholesale deposits by $2 million this year."

Including the issuance of $16.7 million in stock associated with the American Pacific Bank acquisition, shareholders' equity increased 33% to $90.9 million, from $68.5 million at the end of the third fiscal quarter last year. Book value was $15.65 at December 31, 2005, compared to $13.70 a year earlier. Tangible book value was $10.93 at December 31, 2005, compared to $11.63 a year ago.

Riverview completed the issuance of $7.0 million in trust preferred securities in the third fiscal quarter 2006. The net proceeds will provide additional capital for general corporate purposes, including current and future expansion of the Bank. Under the terms of the transaction, the trust preferred securities have a maturity of 30 years and are redeemable at par after five years. The securities require quarterly interest payments (subject to certain deferment options) and bear an interest rate tied to three-month LIBOR, plus 1.36%

Credit Quality and Performance Measures
Credit quality remains exceptional, as non-performing assets were just 0.11% of total assets at December 31, 2005, compared to 0.14% of total assets at December 31, 2004. The allowance for loan losses including loan commitments, was $7.4 million, or 1.22% of net loans at December 31, 2005, compared to $4.6 million or 1.15% of net loans at December 31, 2004. "Even though our nonperforming assets are low, due to growth in the loan portfolio we added $400,000 to the provision for loan losses in the third quarter, compared to $70,000 in the same quarter of 2004 and $450,000 for the quarter ended September 30, 2005," Wysaske added.

Riverview's third fiscal quarter 2006 return on average assets was 1.50% compared to return on average assets of 0.56% for the third fiscal quarter of 2005. Return on average equity was 11.90% for the quarter compared to 4.36% for the same period last year.

Conference Call
Riverview Bancorp will host a conference call Wednesday, January 25, at 8:00 a.m. PST, to discuss third quarter results. The conference call can be accessed live at 303-262-2143. To listen to the call online go to www.actioncast.acttel.com and use event ID 31728. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11049704# until Wednesday, February 1, 2006, or via the Internet at www.actioncast.acttel.com event ID 31728.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  With assets of $739 million, it is the parent company of the 82 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 17 branches, including ten in fast growing Clark County, and one lending center. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. On April 22, 2005, the Company completed its acquisition of American Pacific Bank (Nasdaq: AMPB), based in Portland, Oregon, with assets of $125 million.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the American Pacific acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp, FY06 YTD Profits Up 47%
January 24, 2006
Page 3


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2005, MARCH 31, 2005 AND DECEMBER 31, 2004

                                                              DECEMBER 31,        MARCH 31,     DECEMBER 31,
(In thousands, except share data)  (Unaudited)                       2005             2005             2004
------------------------------------------------------------------------------------------------------------
ASSETS

Cash (including interest-earning accounts of $8,338,
 $45,501 and $40,914)                                          $   34,451         $ 61,719      $    55,423
Loans held for sale                                                     -              510              140
Investment securities available for sale, at fair value
 (amortized cost of  $24,124 , $22,993 and $29,324)                24,011           22,945           29,438
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of $2,013, $2,402 and $2,455)                     1,991            2,343            2,407
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $9,044, $11,756 and $12,645)                    8,791           11,619           12,696
Loans receivable (net of allowance for loan losses of $7,050,
 $4,395 and $4,391)                                               599,634          429,449          398,421
Real estate owned                                                       -              270                -
Prepaid expenses and other assets                                   2,103            1,538            1,262
Accrued interest receivable                                         3,324            2,151            1,874
Federal Home Loan Bank stock, at cost                               7,350            6,143            6,119
Premises and equipment, net                                        14,648            8,391            8,416
Deferred income taxes, net                                          2,450            2,624            2,827
Mortgage servicing intangible, net                                    403              470              518
Goodwill                                                           26,058            9,214            9,214
Core deposit intangible, net                                          948              578              611
Bank owned life insurance                                          12,968           12,607           12,521
                                                                ---------        ---------       ----------
TOTAL ASSETS                                                    $ 739,130        $ 572,571       $  541,887
                                                                =========        =========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                              $ 592,208        $ 456,878       $  427,649
  Accrued expenses and other liabilities                            8,559            5,858            5,645
  Advance payments by borrowers for taxes and insurance               146              313               75
  Federal Home Loan Bank advances                                  40,071           40,000           40,000
  Junior subordinated debenture                                     7,217                -                -
                                                                ---------        ---------       ----------
Total liabilities                                                 648,201          503,049          473,369


SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value; 250,000
   authorized, issued and outstanding, none                             -                -                -
Common stock, $.01 par value; 50,000,000 authorized
  December 31, 2005 - 5,811,940 issued, 5,811,936 outstanding;
  March 31, 2005 - 5,015,753 issued, 5,015,749 outstanding;
  December 31, 2004 - 5,001,579 issued, 5,001,575 outstanding;         58               50               50
Additional paid-in capital                                         58,225           41,112           40,847
Retained earnings                                                  34,125           29,874           28,956
Unearned shares issued to employee stock ownership trust           (1,237)          (1,392)          (1,443)
Accumulated other comprehensive (loss) income                        (242)            (122)             108
                                                                ---------        ---------       ----------
       Total shareholders' equity                                  90,929           69,522           68,518
                                                                ---------        ---------       ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $ 739,130        $ 572,571       $  541,887
                                                                =========        =========       ==========

                                                    (more)



Riverview Bancorp, FY06 YTD Profits Up 47%
January 24, 2006
Page 4


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME FOR
THE THREE AND NINE MONTHS ENDED                         Three Months Ended         Nine Months Ended
DECEMBER 31, 2005 AND 2004                                  December 31,              December 31,
(In thousands, except share data)   (Unaudited)          2005         2004         2005          2004
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
   Interest and fees on loans receivable              $ 11,783      $ 6,883     $ 32,390     $ 20,506
   Interest on investment securities-taxable               211          162          592          498
   Interest on investment securities-non-taxable            42            -          128            -
   Interest on mortgage-backed securities                  128          158          411          482
   Other interest and dividends                            126          293          630          633
                                                      --------      -------     --------      -------
          Total interest income                         12,290        7,496       34,151       22,119
                                                      --------      -------     --------      -------
INTEREST EXPENSE:
  Interest on deposits                                   3,290        1,438        8,820        3,741
  Interest on borrowings                                   457          509        1,595        1,509
                                                      --------      -------     --------      -------
          Total interest expense                         3,747        1,947       10,415        5,250
                                                      --------      -------     --------      -------
          Net interest income                            8,543        5,549       23,736       16,869
Less provision for loan losses                             400           70        1,300          260
                                                      --------      -------     --------      -------
          Net interest income after
          provision for loan losses                      8,143        5,479       22,436       16,609
                                                      --------      -------     --------      -------

NON-INTEREST INCOME:
  Fees and service charges                               1,460        1,127        4,544        3,439
  Asset management fees                                    378          286        1,084          815
  Gain on sale of loans held for sale                       81           97          284          409
  Gain on sale of real estate owned                          -            -           21            -
  Loss on impairment of securities                           -       (1,349)           -       (1,349)
  Loan servicing income                                     49           11           68           45
  Gain on sale of land and fixed assets                      2            -            -          829
  Gain on sale of credit card portfolio                      7            -          311            -
  Bank owned life insurance                                119          124          361          400
  Other                                                     47           27          139           73
                                                      --------      -------     --------      -------
          Total non-interest income                      2,143          323        6,812        4,661
                                                      --------      -------     --------      -------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                         3,681       2,796        10,521        8,029
  Occupancy and depreciation                               954         749         2,640        2,261
  Data processing                                          335         254         1,073          740
  Amortization of core deposit intangible                   53          33           157          148
  Advertising and marketing expense                        160         165           697          638
  FDIC insurance premium                                    19          14            51           44
  State and local taxes                                    136         116           419          391
  Telecommunications                                       117          79           279          213
  Professional fees                                        248         143         1,000          395
  Other                                                    445         394         1,668        1,330
                                                      --------      ------      --------     --------
          Total non-interest expense                     6,148       4,743        18,505       14,189
                                                      --------      ------      --------     --------

INCOME BEFORE INCOME TAXES                               4,138       1,059        10,743        7,081
PROVISION FOR INCOME TAXES                               1,390         299         3,612        2,220
                                                      --------      ------      --------     --------
NET INCOME                                            $  2,748      $  760      $  7,131     $  4,861
                                                      ========      ======      ========     ========
Earnings per common share:
          Basic                                       $   0.49      $ 0.16      $   1.28     $   1.01
          Diluted                                         0.48        0.16          1.26         1.00

Weighted average number of shares outstanding:
          Basic                                      5,661,324   4,824,463     5,589,820    4,809,201
          Diluted                                    5,731,472   4,899,840     5,657,012    4,883,538


                                                      (more)

Riverview Bancorp, FY06 YTD Profits Up 47%
January 24, 2006
Page 5


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                       At or for the               At or for
                                      nine months ended       the year ended
                                        December 31,                March 31,
                                      2005           2004               2005
                                  --------      ---------        -----------
                                 (Dollars in thousands, except share data)


FINANCIAL CONDITION DATA
------------------------

Average interest earning assets   $637,599      $ 471,330        $  479,512
Average interest-bearing
 liabilities                       525,156        383,703           388,426
Non-performing assets                  782            782               726
Non-performing loans                   782            782               456
Allowance for loan losses            7,050          4,391             4,395
Average interest-earning assets
 to average interest-bearing
 liabilities                        121.41%        122.84%           123.45%
Allowance for loan losses to
 on-performing loans                901.53%        561.51%           963.82%
Allowance for loan losses to net
 loans                                1.16%          1.09%             1.01%
Allowance for loan losses to net
 loans and loan commitments           1.22%          1.15%             1.07%
Non-performing loans to total net
 loans                                0.13%          0.19%             0.10%
Non-performing assets to total
 assets                               0.11%          0.14%             0.13%
Shareholders' equity to assets       12.30%         12.64%            12.14%
Number of banking facilities         17             14                14


                                                                            At six
                                           At nine months ended       months ended        At year ended
                                               December 31,           September 30,            March 31,
LOAN DATA                                   2005           2004                2005                 2005
---------                              ---------    -----------        ------------         ------------
Residential:
 One-to-four-family                    $  32,350     $   38,186         $    32,251          $    36,514
 Multi-family                              2,132          3,692               2,019                2,568
Construction:
 One-to-four-family                       41,578         39,249              44,618               44,415
 Commercial real estate                   71,546          1,453              54,224               11,138
Commercial                                62,221         57,154              69,401               58,042
Consumer:
 Secured                                  29,915         29,849              28,730               28,782
 Unsecured                                 1,617          1,788               1,688                1,668
Land                                      50,276         27,972              42,532               29,151
Commercial real estate                   319,250        206,450             314,776              224,691
                                       ---------     ----------         -----------          -----------
                                         610,885        405,793             590,239              436,969

Less:
 Deferred loan fees, net                   4,201          2,981               4,044                3,125
 Allowance for loan losses                 7,050          4,391               6,752                4,395
                                       ---------     ----------         -----------          -----------
 Loans receivable, net                 $ 599,634     $  398,421         $   579,443          $   429,449
                                       =========     ==========         ===========          ===========

DEPOSIT DATA
------------
 Now Accounts                          $  75,806     $   60,052         $    78,103          $    65,667
 High Yield Checking                      60,412         50,683              52,263               50,562
 Regular Savings                          40,187         34,261              39,732               35,513
 Money Market                            125,668         78,214             128,926               76,331
 Non-Interest Checking                    91,514         66,524             103,767               79,499
 Certificates of Deposit                 198,621        137,915             196,889              149,306
                                       ---------     ----------         -----------          -----------
Total Deposits                         $ 592,208     $  427,649         $   599,680          $   456,878
                                       =========     ==========         ===========          ===========

                                                     (more)

Riverview Bancorp, FY06 YTD Profits Up 47%
January 24, 2006
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(UNAUDITED)
                                        For the three         For the nine
                                        months ended          months ended
                                        December 31,          December 31,
SELECTED OPERATING DATA                2005      2004        2005      2004
-----------------------              -------  ---------    --------  --------

Efficiency ratio (4)                  57.53%    80.77%       60.58%    65.90%
Efficiency ratio net of
 intangible amortization              56.82%    79.27%       59.75%    64.61%
Efficiency ratio net of intangible
 amortization and impairment
 charge                               56.82%    64.61%       59.75%    60.83%
Coverage ratio net of intangible
 amortization                        140.16%   117.79%      129.37%   120.14%
Return on average assets (1)           1.50%     0.56%        1.34%     1.24%
Return on average assets excluding
 impairment charge                     1.50%     1.22%        1.34%     1.46%
Return on average equity (1)          11.90%     4.36%       10.78%     9.53%
Return on average equity excluding
 impairment charge                    11.90%     9.47%       10.78%    11.28%
Average rate earned on interest-
 earning assets                        7.51%     6.18%        7.13%     6.27%
Average rate paid on interest-
 bearing liabilities                   2.80%     1.96%        2.63%     1.82%
Spread                                 4.71%     4.22%        4.50%     4.45%
Net interest margin                    5.23%     4.59%        4.96%     4.79%

                                         At or for             At or for
                                      the three months      the nine months
                                     ended December 31,    ended December 31,
                                      2005        2004       2005       2004
                                    -------     -------    -------    -------
PER SHARE DATA
--------------

Basic earnings per share (2)        $  0.49      $ 0.16     $ 1.28    $  1.01
Diluted earnings per share (3)         0.48        0.16       1.26       1.00
Book value per share (5)              15.65       13.70      15.65      13.70
Tangible book value per share (5)     10.93       11.63      10.93      11.63
Market price per share:
 High for period                     23.930      22.500     23.930     22.500
 Low for the period                  20.750      20.950     20.330     19.490
 Close for period end                23.310      22.500     23.310     22.500
Cash dividends declared per share     0.170       0.155      0.510      0.465

Average number of shares outstanding:
 Basic (2)                        5,661,324   4,824,463  5,589,820  4,809,201
 Diluted (3)                      5,731,472   4,899,840  5,657,012  4,883,538

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.
(5) Amounts calculated include ESOP shares not committed to be released.

                                  # # #

                                 Exhibit 99.10

            News Release of Riverview Bancorp, Inc. dated May 4, 2006

Contacts:    Pat Sheaffer or Ron Wysaske,
             Riverview Bancorp 360-693-6650

   RIVERVIEW BANCORP FISCAL 2006 PROFITS INCREASE 49% TO RECORD $9.7 MILLION
   -------------------------------------------------------------------------
           ASSET QUALITY AND NET INTEREST MARGIN BOTH HAVE IMPROVED
           --------------------------------------------------------

Vancouver, WA - May 4, 2006 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported that an expanding net interest margin, coupled with excellent organic loan and core deposit growth and the contribution from the American Pacific Bank acquisition generated a 43% increase in net interest income for the fiscal year ended March 31, 2006. Net income increased 49% to $9.7 million, or $1.72 per diluted share, in fiscal 2006, compared to $6.5 million, or $1.33 per diluted share, in fiscal 2005. Net income for the fourth fiscal quarter increased 56% to $2.6 million, or $0.46 per diluted share, compared to $1.7 million, or $0.34 per diluted share, in the same quarter a year ago.

In fiscal 2005, the prior year, the Company recorded a non-cash, non-operating charge of approximately $890,000 after-tax, or $0.18 per diluted share, related to the valuation of certain Fannie Mae and Freddie Mac preferred stocks, which were subsequently sold. Excluding the securities loss, net income would have been $7.3 million, or $1.49 per diluted share in fiscal 2005.

In the first quarter of fiscal 2006, Riverview completed the acquisition of American Pacific Bank with $128 million in assets.

"Fiscal 2006 has been an outstanding year for Riverview. We have successfully grown our balance sheet while improving asset quality, net interest margin and we continue to grow our franchise," said Pat Sheaffer, Chairman and CEO. "The acquisition of American Pacific Bank was accretive within the first year and has been an excellent expansion into the Portland market for us. In addition to the three acquired branches, we opened our operations center and the tenth Clark County, Washington branch, bringing our branch network to 17 locations. We will continue our growth in the Portland Vancouver metropolitan area, where we expect to open at least one new bank facility later this year."

Fourth Quarter Financial Highlights (at or periods ended March 31, 2006, compared to March 31, 2005)
   *  Net income increased 56% to $2.6 million.
   * Non-performing assets were just 0.05% of total assets, compared to 0.13% of total assets a year ago.
   *  Net interest income increased 51% to $8.6 million.
   *  Revenues increased 41% to $10.6 million.
   * Net interest margin increased 59 basis points to 5.24% compared to 4.65% a year ago.
   *  Deposits grew 33% to $607 million.
   *  Total assets increased 33% to $764 million.
   *  Loans increased 45% to $623 million.

Operating Results
For fiscal 2006 net interest margin improved 29 basis points to 5.03% compared to 4.74% a year earlier. "Our asset sensitive balance sheet and growth in loans has once again helped us expand our margin for the quarter and the year," said Ron Wysaske, President and COO. "We expect our margin to continue to benefit in a rising or stable short term interest rate environment."

Revenues (net interest income before the provision for loan losses plus non-interest income) increased 42% to $41.2 million in fiscal 2006, compared to $29.1 million a year ago. Net interest income before the provision for loan losses increased 43% to $32.4 million in fiscal year 2006 compared to $22.6 million in fiscal year 2005. Non-interest income increased 13% to $8.8 million in fiscal 2006 compared to $7.8 million in fiscal 2005 excluding the $1.3 pre-tax million impairment charge.

In the fourth quarter, revenues increased 41% to $10.6 million compared to $7.5 million in the fourth quarter a year ago. Net interest income before the provision for loan loss increased 51% to $8.6 million in the fourth quarter of fiscal 2006 compared to $5.7 million in the fourth quarter a year ago. Non-interest income increased 10% to $2.0 million in the fourth quarter compared to $1.8 million in the prior year's fourth quarter. This increase was largely due to the 19% increase in fee based transaction accounts income and mortgage broker activity, which contributed $1.4 million to fourth quarter revenue, compared to $1.1 million in the same quarter a year ago.

                                        (more)

Riverview Bancorp, Inc.
May 4, 2006
Page 2

Fiscal 2006 non-interest expense increased 33% to $25.4 million compared to $19.1 million for fiscal 2005, reflecting the branch network expansion. For the fiscal fourth quarter, non-interest expense increased 40% to $6.9 million compared to $4.9 million a year earlier. Salaries and employee benefits increased approximately $3.8 million over last year primarily due to new and acquired branch and lending personnel and the rising costs of healthcare benefits. Net of intangible amortization, the efficiency ratio that measures operating expenses, as proportion of revenue was 63.76% for the quarter, compared to 64.02% in 2005's fourth fiscal quarter. For the fiscal year, the efficiency ratio, net of intangible amortization and last year's impairment charge improved to 60.79% compared to 61.63% in fiscal 2005.

Balance Sheet Growth
"Our loan portfolio has seen significant expansion in the past year while maintaining exceptional loan quality. We anticipate continued high growth throughout Southwest Washington and the greater Portland metropolitan area, which should continue to fuel double digit growth in our loan portfolio in the coming year," said Wysaske. Net loans at March 31, 2006, increased 45% to $623 million compared to $429 million a year ago. Commercial real estate loans now account for 59% of the total loan portfolio and permanent single family loans represents just 5% of Riverview's loan portfolio.

Total assets increased 33% to $764 million at March 31, 2006, compared to $573 million a year ago. Total deposits grew 33% to $607 million compared to $457 million at March 31, 2005. Core deposits increased 30%, or $92.3 million; from year ago levels, and now account for 66 % of total deposits.

Including the issuance of $16.7 million in stock associated with the American Pacific Bank acquisition, shareholders' equity increased 32% to $91.7 million compared to $69.5 million at the end of fiscal 2005. Book value per share was $15.88 at March 31, 2006, compared to $14.35 a year earlier and tangible book value per share was $11.23 at fiscal year-end compared to $12.24 a year ago.

Riverview completed the issuance of $7.0 million in trust preferred securities in the third fiscal quarter 2006. The net proceeds will provide additional capital for general corporate purposes, including current and future expansion of the Bank. Under the terms of the transaction, the trust preferred securities have a maturity of 30 years and are redeemable at par after five years. The securities require quarterly interest payments (subject to certain deferment options) and bear an interest rate tied to three-month LIBOR, plus 1.36%.

Credit Quality and Performance Measures
Credit quality remains pristine, as non-performing assets improved to just 0.05% of total assets at March 31, 2006, compared to a low 0.13% of total assets at March 31, 2005. The allowance for loan losses including loan commitments was $7.2 million, or 1.20% of net loans at fiscal year-end, compared to $4.4 million or 1.07% of net loans a year ago. "With the strong growth in the loan portfolio this year, we increased our provision for loan losses to $1.5 million in fiscal 2006 from $410,000 in fiscal 2005."

Riverview's fiscal 2006 return on average assets was 1.36%, compared to 1.40% in fiscal 2005, excluding the impairment charge and return on average equity was 10.95% for the year, compared to 10.87% for fiscal 2005, excluding the impairment charge.

Conference Call
Riverview Bancorp will host a conference call Friday, May 5, at 8:00 a.m. PDT, to discuss fiscal year-end results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online go to www.actioncast.acttel.com and use event ID 32958. An archived recording of the call can be accessed by dialing 303-590-3000 access code 11057072# until Friday, May 12, 2006 or via the Internet at www.actioncast.acttel.com and use event ID 32958.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver,
Washington   just north of Portland, Oregon on the I-5 corridor.  With assets of $764 million, it is the parent company of the 82 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 17 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the American Pacific acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                                  (tables follow)

Riverview Bancorp
May 4, 2006
Page 3


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
March 31, 2006 and 2005
                                                                             MARCH 31,           MARCH 31,
(In thousands, except share data)  (Unaudited)                                   2006                2005
------------------------------------------------------------------------------------------------------------
ASSETS
Cash (including interest-earning accounts of $7,786 and $45,501)            $  31,346           $  61,719
Loans held for sale                                                                65                 510
Investment securities available for sale, at fair value
 (amortized cost of  $24,139 and $22,993)                                      24,022              22,945
Mortgage-backed securities held to maturity, at amortized
 cost (fair value of $1,830 and $2,402)                                         1,805               2,343
Mortgage-backed securities available for sale, at fair value
 (amortized cost of $8,436 and $11,756)                                         8,134              11,619
Loans receivable (net of allowance for loan losses of $7,221
 and $4,395)                                                                  623,016             429,449
Real estate owned                                                                   -                 270
Prepaid expenses and other assets                                               2,210               1,538
Accrued interest receivable                                                     3,058               2,151
Federal Home Loan Bank stock, at cost                                           7,350               6,143
Premises and equipment, net                                                    19,127               8,391
Deferred income taxes, net                                                      3,771               2,624
Mortgage servicing intangible, net                                                384                 470
Goodwill                                                                       25,572               9,214
Core deposit intangible, net                                                      895                 578
Bank owned life insurance                                                      13,092              12,607
                                                                            ---------           ---------
TOTAL ASSETS                                                                $ 763,847           $ 572,571
                                                                            =========           =========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                                          $ 606,964           $ 456,878
  Accrued expenses and other liabilities                                       11,521               5,858
  Advance payments by borrowers for taxes and insurance                           358                 313
  Federal Home Loan Bank advances                                              46,100              40,000
  Junior subordinated debenture                                                 7,217                   -
                                                                            ---------           ---------
Total liabilities                                                             672,160             503,049

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value; 250,000 authorized,
   issued and outstanding, none                                                     -                   -
  Common stock, $.01 par value; 50,000,000 authorized
   2006 - 5,772,690 issued, 5,772,686 outstanding
   2005 - 5,015,753 issued, 5,015,749 outstanding                                  57                  50
  Additional paid-in capital                                                   57,316              41,112
  Retained earnings                                                            35,776              29,874
  Unearned shares issued to employee stock ownership trust                     (1,186)             (1,392)
  Accumulated other comprehensive loss                                           (276)               (122)
                                                                            ---------           ---------
         Total shareholders' equity                                            91,687              69,522
                                                                            ---------           ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 763,847           $ 572,571
                                                                            =========           =========

                                                        (more)


Riverview Bancorp
May 4, 2006
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF Income FOR
THE THREE AND TWELVE MONTHS ENDED                               Three Months Ended     Twelve Months Ended
March 31, 2006 AND 2005                                              March 31,               March 31,
(In thousands, except share data)   (Unaudited)                   2006        2005        2006       2005
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable                       $ 12,649      $ 7,258   $ 45,039    $ 27,764
  Interest on investment securities-taxable                        217          154        809         521
  Interest on investment securities-non-taxable                     42           43        170         174
  Interest on mortgage-backed securities                           119          152        530         634
  Other interest and dividends                                      51          242        681         875
                                                              --------      -------    -------    --------
           Total interest income                                13,078        7,849     47,229      29,968

INTEREST EXPENSE:
  Interest on deposits                                           3,563        1,639     12,383       5,380
  Interest on borrowings                                           899          506      2,494       2,015
                                                              --------      -------    -------    --------
           Total interest expense                                4,462        2,145     14,877       7,395
                                                              --------      -------    -------    --------
           Net interest income                                   8,616        5,704     32,352      22,573
  Less provision for loan losses                                   200          150      1,500         410
                                                              --------      -------    -------    --------
           Net interest income after
           provision for loan losses                             8,416        5,554     30,852      22,163

NON-INTEREST INCOME:
  Fees and service charges                                       1,369        1,149      5,913       4,588
  Asset management fees                                            397          305      1,481       1,120
  Gain on sale of loans held for sale                               77          104        361         513
  Gain (loss) on sale/impairment of securities                       -          164          -      (1,185)
  Loan servicing income                                             23            2         91          47
  Gain on sale of land and fixed assets                              2            1          2         830
  Gain on sale of credit card portfolio                              -            -        311           -
  Bank owned life insurance                                        124           86        485         486
  Other                                                             33           34        193         107
                                                              --------      -------    -------    --------
           Total non-interest income                             2,025        1,845      8,837       6,506

NON-INTEREST EXPENSE:
  Salaries and employee benefits                                 4,015        2,744     14,536      10,773
  Occupancy and depreciation                                     1,158          730      3,798       2,991
  Data processing                                                  341          251      1,414         991

  Amortization of core deposit intangible                           53           33        210         180
  Advertising and marketing expense                                156          128        853         766
  FDIC insurance premium                                            19           14         70          58
  State and local taxes                                            161          128        580         519
  Telecommunications                                               116           75        395         288
  Professional fees                                                328          447      1,328         842
  Other                                                            522          365      2,190       1,696
                                                              --------      -------    -------    --------
           Total non-interest expense                            6,869        4,915     25,374      19,104
                                                              --------      -------    -------    --------
INCOME BEFORE INCOME TAXES                                       3,572        2,484     14,315       9,565
PROVISION FOR INCOME TAXES                                         965          816      4,577       3,036
                                                              --------      -------    -------    --------
NET INCOME                                                    $  2,607      $ 1,668    $ 9,738    $  6,529
                                                              ========      =======    =======    ========
Earnings per common share:
           Basic                                              $   0.46      $  0.34    $  1.74    $   1.36
           Diluted                                                0.46         0.34       1.72        1.33

Weighted average number of shares outstanding:
           Basic                                             5,640,189    4,839,523  5,602,240   4,816,745
           Diluted                                           5,725,222    4,913,825  5,675,168   4,891,173

                                               (more)


Riverview Bancorp
May 4, 2006
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
                                             At or for            At or for
                                        the year ended       the year ended
                                              March 31,            March 31,
                                                  2006                 2005
                                        --------------       --------------
                                     (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------
Average interest earning assets              $ 645,084            $ 479,512
Average interest-bearing liabilities           532,521              388,426
Non-performing assets                              415                  726
Non-performing loans                               415                  456
Allowance for loan losses                        7,221                4,395
Average interest-earning assets to
 average interest-bearing liabilities           121.14%              123.45%
Allowance for loan losses to non-
 performing loans                             1,740.00%              963.82%
Allowance for loan losses to net loans            1.15%                1.01%
Allowance for loan losses to net loans
 and loan commitments                             1.20%                1.07%
Non-performing loans to total net loans           0.07%                0.10%
Non-performing assets to total assets             0.05%                0.13%
Shareholders' equity to assets                   12.00%               12.14%
Number of banking facilities                     17                   14

                                                      At nine
                                At year ended    months ended  At year ended
                                     March 31,    December 31,      March 31,

LOAN DATA                                2006            2005           2005
---------                       -------------     -----------   ------------
Residential:
 One-to-four-family                  $ 32,129        $ 31,985      $  36,059
 Multi-family                           2,127           2,102          2,537
Construction:
 One-to-four-family                    81,167          75,058         43,633
 Commercial real estate                46,135          36,622         10,982
 Commercial                            59,769          62,138         57,981
Consumer:
 Secured                               29,943          30,069         28,951
 Unsecured                              1,415           1,617          1,668
Land                                   49,174          49,990         28,889
Commercial real estate                328,378         317,103        223,144
                                     --------        --------      ---------
                                      630,237         606,684        433,844
Less:
 Allowance for loan losses              7,221           7,050          4,395
                                     --------        --------      ---------
 Loans receivable, net               $623,016        $599,634      $ 429,449
                                     ========        ========      =========
DEPOSIT DATA
------------
 Now Accounts                        $ 62,941        $ 75,806      $  65,667
 High Yield Checking                   66,516          60,412         50,562
 Regular Savings                       38,344          40,187         35,513
 Money Market                         137,451         125,668         76,331
 Non-Interest Checking                 94,592          91,514         79,499
 Certificates of Deposit              207,120         198,621        149,306
                                     --------        --------      ---------
Total Deposits                       $606,964        $592,208      $ 456,878
                                     ========        ========      =========

                                       (more)

Riverview Bancorp
May 4, 2006
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(UNAUDITED)
                                   For the three months  For the Twelve months
                                          ended                  ended
                                         March 31,             March 31,

SELECTED OPERATING DATA            2006         2005       2006         2005
-----------------------            ----         ----       ----         ----

Efficiency ratio (4)              64.55%       65.11%      61.60%       65.70%
Efficiency ratio net of
  intangible amortization         63.76%       64.02%      60.79%       64.46%
Efficiency ratio net of
  intangible amortization
  and impairment charge           63.76%       64.02%      60.79%       61.63%
Coverage ratio (6)               125.43%      116.05%     127.50%      118.16%
Coverage ratio net of
  intangible amortization        126.41%      116.84%     128.56%      119.28%
Return on average assets (1)       1.42%        1.23%       1.36%        1.24%
Return on average assets
  excluding impairment charge      1.42%        1.23%       1.36%        1.40%
Return on average equity (1)      11.42%        9.65%      10.95%        9.56%
Return on average equity
  excluding impairment charge     11.42%        9.65%      10.95%       10.87%
Average rate earned on
  interest-earning assets          7.95%        6.39%       7.34%        6.28%
Average rate paid on
  interest-bearing liabilities     3.26%        2.16%       2.79%        1.90%
Spread (7)                         4.69%        4.23%       4.55%        4.38%
Net interest margin                5.24%        4.65%       5.03%        4.74%

                                          At or                  At or
                                   For the three months  For the Twelve months
                                          ended                  ended
                                         March 31,             March 31,

PER SHARE DATA                     2006         2005       2006         2005
--------------                     ----         ----       ----         ----

Basic earnings per share (2)     $ 0.46       $ 0.34     $ 1.74        $ 1.36
Diluted earnings per share (3)     0.46         0.34       1.72          1.33
Book value per share (5)          15.88        14.35      15.88         14.35
Tangible book value per share (5) 11.23        12.24      11.23         12.24

Market price per share:
  High for period                27.500       22.480     27.500        22.500
  Low for the period             23.120       21.000     20.330        19.490
  Close for period end           26.760       21.250     26.760        21.250
Cash dividends declared
  per share                       0.170        0.155      0.680         0.620

Average number of shares
outstanding:
  Basic (2)                   5,640,189    4,839,523  5,602,240     4,816,745
  Diluted (3)                 5,725,222    4,913,825  5,675,168     4,891,173

(1) Amounts are annualized.
(2) Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income plus non-interest income.
(5) Amounts calculated include ESOP shares not committed to be released.
(6) Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

                                  # # #

                                 Exhibit 99.11

           News Release of Riverview Bancorp, Inc. dated July 25, 2006

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

     RIVERVIEW BANCORP FIRST QUARTER PROFITS INCREASE 44% TO $2.6 MILLION
     --------------------------------------------------------------------

Vancouver, WA - July 25, 2006 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported that an expanded net interest margin, coupled with excellent loan growth, generated a 44% increase in net income for the first fiscal quarter of 2007 ended June 30, 2006. Net income for the first quarter increased to $2.6 million, or $0.46 per diluted share, compared to $1.8 million, or $0.33 per diluted share, in the first quarter of fiscal 2006.

The management team of Riverview Bancorp will host a conference call on Wednesday, July 26, at 8:00 a.m. PDT, to discuss first quarter results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online go to www.actioncast.acttel.com and use event ID 34421.

"Over the past year we have continued to grow our balance sheet by attracting core deposits in a competitive marketplace and building our loan portfolio to reflect that of a commercial bank. The success of these initiatives, coupled with the continuing benefits from our expansion into the Portland market by acquiring American Pacific Bank, has helped generate double digit profit growth," said Pat Sheaffer, Chairman and CEO. The acquisition was completed on April 22, 2005, therefore the first quarter a year ago contains two months of contribution from American Pacific.

First Quarter Financial Highlights (at or for periods ended June 30, 2006, compared to June 30, 2005)
   *  Net income increased 44% to $2.6 million.
   *  Net interest income increased 27% to $9.0 million.
   *  Revenues increased 20% to $11.1 million.
   *  Cash dividend increased 12% to $0.19 per share.
   * Net interest margin increased 53 basis points to 5.23% compared to 4.70% a year ago.
   *  Efficiency ratio improved to 60.83%.
   *  Total assets increased 8% to $793 million.
   * Non-performing assets improved to 0.15% of total assets, compared to 0.33% a year ago.
   *  Loans increased 17% to $659 million.

Operating Results
For first fiscal quarter 2007 net interest margin was 5.23%, compared to 5.24% for the immediate prior quarter and improved from 4.70% for the first fiscal quarter a year ago. "Although we saw strong loan growth for the first quarter, our net interest margin remained stable," said Sheaffer. "We expect our margin to remain steady in future quarters given the current short term interest rate environment."

In the first quarter, revenues increased 20% to $11.1 million, compared to $9.3 million in the first quarter a year ago. Net interest income before the provision for loan loss increased 27% to $9.0 million in the first quarter of fiscal 2007, compared to $7.1 million in the first quarter a year ago. Non-interest income declined slightly to $2.1 million in the first quarter compared to $2.2 million in the prior year's first quarter. Higher fees for asset management partially offset lower fees for transaction accounts and the gain from the sale of the credit card portfolio helped offset lower gains on the sale of loans due to reduced mortgage broker activity.

Fiscal first quarter non-interest expense was $6.8 million, compared to $6.1 million for the same period a year earlier. "The majority of the increase in operating costs is a result of the additional branch opened during the year, a full quarter of expenses from our new Portland area branches, the expansion of our lending team and the rising costs of employee benefits," said Ron Wysaske, President and COO. Salaries and employee benefits increased 13% to $3.8 million from $3.4 million a year ago. The efficiency ratio, which measures operating expenses as proportion of revenue, improved to 60.83% for the quarter, compared to 65.65% in 2006's first fiscal quarter.

                               (more)

Riverview Bancorp, Inc. 1Q07 results
July 25, 2006
Page 2

Balance Sheet Growth
"Our lending team has done an excellent job of growing the loan portfolio and adding to the loan pipeline while maintaining exceptional loan quality. For the linked quarter, loans were up $35.9 million, or 23% annualized, as a result of their efforts," said Wysaske. "We anticipate continued high growth throughout Southwest Washington and the greater Portland metropolitan area, which should continue to fuel double digit growth in our loan portfolio. In fact, Marple's Pacific Northwest Letter stated in the June 21, 2006 issue
that, 'The economy of the Pacific Northwest in fact is booming   growing at
the fastest rate since before the recession in 2001.' This puts us in an enviable position." Net loans at June 30, 20006, increased 17% to $659 million compared to $561 million a year ago. Commercial real estate loans now account for 59% of the total loan portfolio and permanent single family loans represents just 5% of Riverview's loan portfolio.

Total assets increased 8% to $793 million at June 30, 2006, compared to $738 million a year ago. Total deposits grew 4% to $607 million, compared to $583 million at June 30, 2005. Core deposits, which increased 7% from year ago levels, account for 67 % of total deposits. "As interest rates have increased, we have seen a greater demand for higher-yielding checking," noted Wysaske. "Non-interest checking balances also grew 22% to $97 million, or 16% of total deposits, and money market accounts grew 6% to $134 million, or 22% of total deposits."

Shareholders' equity increased 7% to $93.5 million, compared to $87.4 million at the end of the first fiscal quarter a year ago. Book value per share was $16.17 at June 30, 2006, compared to $15.06 a year earlier, and tangible book value per share was $11.54 at quarter-end, compared to $10.25 at quarter-end a year earlier.

Credit Quality and Performance Measures
Credit quality remains strong, with non-performing assets improving to just 0.15% of total assets at June 30, 2006, compared to 0.33% of total assets at June 30, 2005. The allowance for loan losses including unfunded loan commitments was $8.0 million, or 1.20% of net loans at quarter-end, compared to $6.9 million, or 1.21% of net loans, a year ago.

Riverview's fiscal first quarter 2007 return on average assets improved to 1.36%, compared to 1.09% for fiscal first quarter 2006. Return on average equity improved to 11.18% for the quarter, compared to 8.89% for the first quarter a year ago.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $793 million, it is the parent company of the 83 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 17 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

                           (tables follow)

Riverview Bancorp, Inc. 1Q07 results
July 25, 2006
Page 3


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
June 30, 2006, March 31, 2006 and June 30, 2005
                                                              June 30,        March 31,      June 30,
(In thousands, except share data)  (Unaudited)                    2006             2006          2005
------------------------------------------------------------------------------------------------------------
ASSETS
  Cash (including interest-earning accounts of $6,754,
    $7,786 and $52,262)                                      $  26,671      $  31,346       $  74,485
  Loans held for sale                                             -                65             159
  Investment securities available for sale, at fair value
    (amortized cost of $23,005, $24,139 and $24,136)            22,847         24,022          24,148
  Mortgage-backed securities held to maturity, at amortized
    cost (fair value of $1,603, $1,830 and $2,297)               1,580          1,805           2,260
  Mortgage-backed securities available for sale, at fair value
    (amortized cost of $8,011, $8,436 and $10,913)               7,666          8,134          10,828
  Loans receivable (net of allowance for loan losses of $7,626
    $7,221 and $6,526)                                         658,588        623,016         561,012
  Prepaid expenses and other assets                              2,164          2,210           2,166
  Accrued interest receivable                                    3,526          3,058           2,664
  Federal Home Loan Bank stock, at cost                          7,350          7,350           7,350
  Premises and equipment, net                                   19,125         19,127           9,339
  Deferred income taxes, net                                     3,799          3,771           2,483
  Mortgage servicing intangible, net                               372            384             458
  Goodwill                                                      25,572         25,572          26,356
  Core deposit intangible, net                                     845            895           1,055
  Bank owned life insurance                                     13,220         13,092          12,726
                                                            ----------     ----------      ----------
  TOTAL ASSETS                                              $  793,325     $  763,847      $  737,489
                                                            ==========     ==========      ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Deposit accounts                                          $  607,389     $  606,964      $  582,830
  Accrued expenses and other liabilities                         9,062          8,768           8,259
  Advance payments by borrowers for taxes and insurance            144            358              98
  Federal Home Loan Bank advances                               73,300         46,100          58,904
  Junior subordinated debenture                                  7,217          7,217               -
  Capital lease obligation                                       2,745          2,753               -
                                                            ----------     ----------      ----------
  Total liabilities                                            699,857        672,160         650,091

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value; 250,000
    authorized, issued and outstanding, none                         -              -               -
  Common stock, $.01 par value; 50,000,000 authorized,
    June 30, 2006 - 5,780,090 issued, 5,780,086 outstanding;        57             57              58
    March 31, 2006 - 5,772,690 issued, 5,772,686 outstanding;
    June 30, 2005 - 5,804,953 issued, 5,804,949 outstanding
  Additional paid-in capital                                    57,529         57,316          57,991
  Retained earnings                                             37,348         35,776          30,737
  Unearned shares issued to employee stock ownership trust      (1,134)        (1,186)         (1,340)
  Accumulated other comprehensive loss                            (332)          (276)            (48)
                                                            ----------     ----------      ----------
  Total shareholders' equity                                    93,468         91,687          87,398
                                                            ----------     ----------      ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $  793,325     $  763,847      $  737,489
                                                            ==========     ==========      ==========

                                           (more)

Riverview Bancorp, Inc. 1Q07 results
July 25, 2006
Page 4

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
                                                            Three Months Ended
Consolidated Statements of Income for the Three Months           June 30,
Ended June 30, 2006 and 2005
(In thousands, except share data) (Unaudited)                2006        2005
------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable                   $ 13,769    $  9,597
  Interest on investment securities-taxable                    221         186
  Interest on investment securities-non taxable                 42          43
  Interest on mortgage-backed securities                       114         145
  Other interest and dividends                                  52         254
                                                          --------    --------
      Total interest income                                 14,198      10,225
                                                          --------    --------
INTEREST EXPENSE:
  Interest on deposits                                       4,222       2,471
  Interest on borrowings                                       963         656
                                                          --------    --------
      Total interest expense                                 5,185       3,127
                                                          --------    --------
      Net interest income                                    9,013       7,098
      Less provision for loan losses                           350         450
                                                          --------    --------
  Net interest income after provision for loan losses        8,663       6,648
                                                          --------    --------
NON-INTEREST INCOME:
  Fees and service charges                                   1,331       1,486
  Asset management fees                                        436         364
  Gain on sale of loans held for sale                           72         126
  Gain on sale of real estate owned                              -          21
  Loan servicing income                                         45          27
  Gain on sale of credit card portfolio                         67           -
  Bank owned life insurance income                             128         120
  Other                                                         36          43
                                                          --------    --------
      Total non-interest income                              2,115       2,187
                                                          --------    --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                             3,835       3,399
  Occupancy and depreciation                                 1,074         803
  Data processing                                              335         365
  Amortization of core deposit intangible                       50          49
  Advertising and marketing expense                            302         231
  FDIC insurance premium                                        24          15
  State and local taxes                                        155         135
  Telecommunications                                           112          63
  Professional fees                                            178         363
  Other                                                        704         673
                                                          --------    --------
  Total non-interest expense                                 6,769       6,096
                                                          --------    --------

INCOME BEFORE INCOME TAXES                                   4,009       2,739
PROVISION FOR INCOME TAXES                                   1,378         918
                                                          --------    --------
NET INCOME                                                $  2,631    $  1,821
                                                          ========    ========
Earnings per common share:
  Basic                                                      $0.47       $0.33
  Diluted                                                    $0.46       $0.33
Weighted average number of shares outstanding:
  Basic                                                  5,637,604   5,389,547
  Diluted                                                5,725,909   5,457,270

                                       (more)

Riverview Bancorp, Inc. 1Q07 results
July 25, 2006
Page 5

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
                                             At or for the
                                              three months      At or for the
                                              months ended       Year ended
                                                 June 30,         March 31,

                                            2006        2005         2006
                                            ----        ----         ----
                                                 (Dollars in thousands,
                                                   except share data)
FINANCIAL CONDITION DATA
------------------------
  Average interest earning assets         $692,283    $608,973    $645,084
  Average interest-bearing liabilities     574,714     505,581     532,521
  Net average earning assets               117,569     103,392     112,563
  Non-performing assets                      1,173       2,420         415
  Non-performing loans                       1,173       2,420         415
  Allowance for loan losses                  7,626       6,526       7,221
  Allowance for loan losses and
    unfunded loan commitments                8,002       6,855       7,583
  Average interest-earning assets to
    average interest-bearing liabilities    120.46%     120.45%     121.14%
  Allowance for loan losses to
    non-performing loans                    650.13%     269.67%    1740.00%
  Allowance for loan losses to net loans      1.14%       1.15%       1.15%
  Allowance for loan losses and unfunded
    loan commitments to net loans             1.20%       1.21%       1.20%
  Non-performing loans to total net loans     0.18%       0.43%       0.07%
  Non-performing assets to total assets       0.15%       0.33%       0.05%
  Shareholders' equity to assets             11.78%      11.85%      12.00%
  Number of branch banking facilities           17          16          17


                                             At three months     At the year
                                                  ended             ended
                                                 June 30,          March 31,

LOAN DATA                                     2006       2005        2006
---------                                     ----       ----        ----
Residential:
  One-to-four family                      $ 32,668    $ 34,324    $ 32,553
  Multi-family                               3,226       2,037       2,157
Construction:
  One-to-four family                        87,040      48,932      81,572
  Commercial real estate                    50,387      29,390      47,079
  Commercial                                66,474      67,239      59,834
Consumer:
  Secured                                   30,961      29,040      29,781
  Unsecured                                    926       4,811       1,415
Land                                        56,705      36,924      49,558
Commercial real estate                     342,174     318,631     330,705
                                          --------    --------    --------
                                           670,561     571,328     634,654

Less:
  Deferred loan fees                         4,347       3,790       4,352
  Allowance for loan losses                  7,626       6,526       7,221
                                          --------    --------    --------
  Loans receivable, net                   $658,588    $561,012    $623,081
                                          ========    ========    ========

DEPOSIT DATA
------------
Now Accounts                              $ 62,631    $ 88,368    $ 62,941
High Yield Checking                         81,489      52,380      66,516
Regular Savings                             34,871      37,613      38,344
Money Market                               134,010     126,948     137,451
Non-Interest Checking                       96,636      79,117      94,592
Certificates of Deposit                    197,752     198,404     207,120
                                          --------    --------    --------
Total Deposits                            $607,389    $582,830    $606,964
                                          ========    ========    ========

                                       (more)

Riverview Bancorp, Inc. 1Q07 results
July 25, 2006
Page 6

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)

                                             At or for the
                                              three months      At or for the
                                              months ended       Year ended
                                                 June 30,         March 31,

SELECTED OPERATING DATA                     2006        2005         2006
-----------------------                     ----        ----         ----
                                                 (Dollars in thousands,
                                                   except share data)

Efficiency ratio (4)                       60.83%      65.65%       61.60%
Efficiency ratio net of intangible
  amortization                             60.18%      64.77%       60.79%
Coverage ratio (6)                        133.15%     116.44%      127.50%
Coverage ratio net of intangible
  amortization                            134.14%     117.38%      128.56%
Return on average assets (1)                1.36%       1.09%        1.36%
Return on average equity (1)               11.18%       8.89%       10.95%
Average rate earned on interest-earned
  assets                                    8.24%       6.76%        7.34%
Average rate paid on interest-bearing
  liabilities                               3.62%       2.48%        2.79%
Spread (7)                                  4.62%       4.28%        4.55%
Net interest margin                         5.23%       4.70%        5.03%

PER SHARE DATA
--------------
Basic earnings per share (2)             $  0.47     $  0.34      $  1.74
Diluted earnings per share (3)              0.46        0.33         1.72
Book value per share (5)                   16.17       15.06        15.88
Tangible book value per share (5)          11.54       10.25        11.23
Market price per share:
  High for the period                      27.05       21.80        27.50
  Low for the period                       24.27       20.33        20.33
  Close for period end                     26.20       21.35        26.76
Cash dividends declared per share           0.19        0.17         0.68
Average number of shares outstanding:
  Basic (2)                            5,637,604   5,389,547    5,602,240
  Diluted (3)                          5,725,909   5,457,270    5,675,168

(1)  Amounts are annualized.
(2)  Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income and non-interest income.
(5)  Amounts calculated include ESOP shares not committed to be released.
(6)  Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

                              # # #

                                 Exhibit 99.12

          News Release of Riverview Bancorp, Inc. dated October 24, 2006

Contacts:  Pat Sheaffer or Ron Wysaske,
           Riverview Bancorp 360-693-6650

    RIVERVIEW BANCORP SECOND QUARTER PROFITS INCREASE 16% TO $3.0 MILLION
    ---------------------------------------------------------------------

Vancouver, WA - October 24, 2006 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today reported that excellent loan growth and a continued focus on operating efficiencies contributed to record profits for the second fiscal quarter of 2007 ended September 30, 2006. Net income for the second quarter increased 16% to $3.0 million, or $0.26 per diluted share, compared to $2.6 million, or $0.22 per diluted share, in the second quarter a year ago. For the first six months of fiscal 2007, net income increased 28% to $5.6 million, or $0.49 per diluted share, compared to $4.4 million, or $0.39 per diluted share, in the first half a year ago. All per share data has been adjusted to reflect the August 2006 2-for-1 stock split.

"A growing balance sheet, growing revenues and improved efficiencies contributed to our record performance in the second quarter," said Pat Sheaffer, Chairman and CEO. "We are achieving our profit goals by delivering a high level of service to our customers and maintaining solid asset quality. The exceptional growth throughout the Southwest Washington and greater Portland metropolitan area, which we see continuing, is fueling our balance sheet growth and has helped generate double-digit growth in profits for the quarter and for the first half of our fiscal year.

"A good example of the market area growth we are seeing is that SEH America is apparently planning to invest $350 million in Vancouver to launch production of a new facility to build 12-inch silicon wafers for the semiconductor industry," Sheaffer added.

Second Quarter Financial Highlights (at or for periods ended September 30, 2006, compared to September 30, 2005)
   *  Net income increased 16% to $3.0 million.
   *  Net interest income increased 13% to $9.1 million.
   * Net interest margin increased 4 basis points to 4.97% compared to 4.93% a year ago.
   *  Efficiency ratio improved to 54.9%.
   *  Total assets increased 14% to $844 million.
   *  Loans increased 19% to $691 million.
   *  2-for-1 stock split in August 2006.
   *  Cash dividend increased 5% to $0.10 per split adjusted share.

Operating Results
Revenues (net interest income before the provision for loan losses plus non-interest income) increased 8% to $11.4 million for the quarter compared to $10.6 million in the same quarter a year ago. Net interest income before the provision for loan loss increased 13% to $9.1 million in the second quarter of fiscal 2007 compared to $8.1 million in the second quarter a year ago. Non-interest income was $2.3 million in the second fiscal quarter of 2007 compared to $2.5 million in the prior year's second quarter. This decrease was largely due to the sale of the credit card portfolio inherited with the acquisition of American Pacific Bank. The sale of the credit card portfolio, which took place in the second fiscal quarter of 2006, led to a pre-tax gain
on sale of $304,000.   Asset management fees from our trust company, Riverview
Asset Management Corp., increased to $455,000 in the second quarter of fiscal 2007 compared to $342,000 in the second quarter a year ago.

For the first half of fiscal 2007 revenues increased 14% to $22.5 million compared to $19.9 million in the six-month period a year ago. Year-to-date, net interest income before the provision for loan losses increased 19% to $18.1 million compared to $15.2 million in the same period a year ago. Non-interest income was $4.4 million in the first six months of fiscal 2007 compared to $4.7 million in the first six months of fiscal 2006.

The quarterly net interest margin increased 4 basis points to 4.97% from 4.93% in the second fiscal quarter a year ago, but contracted from 5.23% in the prior linked quarter. For the first half of fiscal 2007, net interest margin improved to 5.10% compared to 4.82% for the same period a year ago. "Although our net interest margin improved from the same periods

                                 (more)

Riverview Bancorp, Inc. Second Quarter Earnings
October 24, 2006
Page 2

in the prior year, we had a contraction in our margin from the previous quarter as we experienced higher costs for funding," said Ron Wysaske, President and COO.

"We reduced our expense ratio 36 basis points to 3.09% of average assets compared to 3.45% of average assets in the second fiscal quarter a year ago. Our non-interest expense remained unchanged for the quarter and slightly increased in the first six months of the fiscal year," said Wysaske. Non-interest expense was unchanged at $6.3 million in the second quarter compared to the second quarter a year ago. For the first half of the fiscal year, non-interest expense was $13.0 million compared to $12.4 million in the like period a year ago. The efficiency ratio improved 430 basis points to 54.9% for the quarter, compared to 59.2% in the same quarter a year ago. For the first half of the fiscal year, the efficiency ratio improved 440 basis points to 57.8%, compared to 62.2% in the like period a year ago.

Balance Sheet Growth
Net loans increased 19% to $691 million at September 30, 2006, compared to $579 million a year ago. Commercial real estate loans account for 59% and permanent single family loans represent just 5% of the total loan portfolio, respectively. "We continue to find success growing the loan portfolio while maintaining exceptional credit quality and a well diversified loan portfolio," said Wysaske. "We anticipate continued high growth throughout Southwest Washington and the greater Portland metropolitan area, which should continue to fuel growth in our loan portfolio for the rest of the year."

Total assets increased 14% to a record $844 million at September 30, 2006, compared to $739 million a year ago. Total deposits grew 7% to $640 million, compared to $600 million at September 30, 2005. "Core deposits (exclude certificates of deposit) account for 66% of total deposits. We continue to see growth in the total balance of our interest checking accounts," noted Wysaske. Non-interest checking balances represent 16% of total deposits, compared to 17% of total deposits a year ago, and interest checking balances represent 24% of total deposits, compared to 22% of total deposits a year ago.

Shareholders' equity increased 7% to $95.8 million, compared to $89.1 million at the end of the second fiscal quarter a year ago. Book value per share improved to $8.28 at September 30, 2006, compared to $7.67 a year earlier, and tangible book value per share was $5.97 at quarter-end, compared to $5.28 at quarter-end a year earlier.

Credit Quality and Performance Measures
Credit quality remained strong, with non-performing assets at 0.20% of total assets at September 30, 2006, compared to 0.14% of total assets at September 30, 2005. The allowance for loan losses, including unfunded loan commitments of $385,000, was $8.6 million, or 1.24% of net loans at quarter-end, compared to $7.2 million, or 1.22% of net loans, a year ago.

Riverview's fiscal second quarter 2007 return on average assets improved to 1.45%, compared to 1.40% for fiscal second quarter 2006. Return on average equity improved to 12.22% for the quarter, compared to 11.36% for the same period last year.

Conference Call
The management team of Riverview Bancorp will host a conference call on Wednesday, October 25, at 8:00 a.m. PDT, to discuss second quarter results. The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online go to www.actioncast.acttel.com and use event ID 35357.

About the Company
Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. With assets of $844 million, it is the parent company of the 83 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 17 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and three lending centers. The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

                           (tables follow)

Riverview Bancorp, Inc. Second Quarter Earnings
October 24, 2006
Page 3


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets
September 30, 2006, March 31, 2006 and September 30, 2005
                                                            September 30,     March 31,       September 30,
(In thousands, except share data)  (Unaudited)                       2006          2006                2005
------------------------------------------------------------------------------------------------------------
ASSETS
  Cash (including interest-earning accounts of $15,198,
    $7,786 and $33,110)                                      $    43,453     $    31,346       $    56,486
  Loans held for sale                                                197              65              -
  Investment securities available for sale, at fair value
    (amortized cost of $23,017, $24,139 and $24,147)              22,963          24,022            24,143
  Mortgage-backed securities held to maturity, at amortized
    cost (fair value of $1,495, $1,830 and $2,223)                 1,477           1,805             2,202
  Mortgage-backed securities available for sale, at fair value
    (amortized cost of $7,608, $8,436 and $10,047)                 7,404           8,134             9,898
  Loans receivable (net of allowance for loan losses of $8,263
    $7,221 and $6,752)                                           690,650         623,016           579,443
  Prepaid expenses and other assets                                2,021           2,210             1,824
  Accrued interest receivable                                      4,117           3,058             2,807
  Federal Home Loan Bank stock, at cost                            7,350           7,350             7,350
  Premises and equipment, net                                     21,011          19,127            11,862
  Deferred income taxes, net                                       3,716           3,771             2,377
  Mortgage servicing intangible, net                                 368             384               414
  Goodwill                                                        25,572          25,572            26,354
  Core deposit intangible, net                                       799             895             1,001
  Bank owned life insurance                                       13,349          13,092            12,848
                                                             -----------     -----------       -----------
  TOTAL ASSETS                                               $   844,447     $   763,847       $   739,009
                                                             ===========     ===========       ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES:
  Deposit accounts                                           $   640,404     $   606,964       $   599,680
  Accrued expenses and other liabilities                           7,921           8,768             8,920
  Advance payments by borrowers for taxes and insurance              377             358               325
  Federal Home Loan Bank advances                                 90,000          46,100            40,938
  Junior subordinated debenture                                    7,217           7,217                 -
  Capital Lease Obligation                                         2,737           2,753                 -
  Total liabilities                                              748,656         672,160           649,863

SHAREHOLDERS' EQUITY:
  Serial preferred stock, $.01 par value; 250,000 authorized,
    issued and outstanding, none                                       -               -                 -
  Common stock, $.01 par value; 50,000,000 authorized,
    September 30, 2006 - 11,575,480 issued, 11,575,472
    outstanding;                                                     116              57                58
    March 31, 2006 - 11,545,380 issued, 11,545,372 outstanding
    September 30, 2005 - 11,623,880 issued, 11,623,872 outstanding
  Additional paid-in capital                                      57,794          57,316            58,139
  Retained earnings                                               39,134          35,776            32,339
  Unearned shares issued to employee stock ownership trust        (1,083)         (1,186)           (1,289)
  Accumulated other comprehensive loss                              (170)           (276)             (101)
                                                             -----------     -----------       -----------
  Total shareholders' equity                                      95,791          91,687            89,146
                                                             -----------     -----------       -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                   $   844,447     $   763,847       $   739,009
                                                             ===========     ===========       ===========

                                                      (more)

Riverview Bancorp, Inc. Second Quarter Earnings
October 24, 2006
Page 4


RIVERVIEW BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Income for the Three  and Six        Three Months Ended        Six Months Ended
Months Ended September 30, 2006 and 2005                         September 30,            September 30,
(In thousands, except share data) (Unaudited)                   2006          2005        2006        2005
------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Interest and fees on loans receivable                      $  14,834    $  11,010     $  28,603  $  20,607
  Interest on investment securities-taxable                        221          195           442        381
  Interest on investment securities-non taxable                     42           43            84         86
  Interest on mortgage-backed securities                           109          138           223        283
  Other interest and dividends                                      96          250           148        504
                                                              --------     --------      --------   --------
      Total interest income                                     15,302       11,636        29,500     21,861
                                                              --------     --------      --------   --------
INTEREST EXPENSE:
  Interest on deposits                                           4,908        3,059         9,130      5,530
  Interest on borrowings                                         1,267          482         2,230      1,138
                                                              --------     --------      --------   --------
      Total interest expense                                     6,175        3,541        11,360      6,668
                                                              --------     --------      --------   --------
      Net interest income                                        9,127        8,095        18,140     15,193
      Less provision for loan losses                               600          450           950        900
                                                              --------     --------      --------   --------
  Net interest income after provision for loan losses            8,527        7,645        17,190     14,293
                                                              --------     --------      --------   --------
NON-INTEREST INCOME:
  Fees and service charges                                       1,449        1,598         2,780      3,084
  Asset management fees                                            455          342           891        706
  Gain on sale of loans held for sale                              111           77           183        203
  Gain on sale of real estate owned                                  -            -             -         21
  Loan servicing income (expense)                                   36           (8)           81         19
  Gain on sale of credit card portfolio                             66          304           133        304
  Bank owned life insurance income                                 129          122           257        242
  Other                                                             45           47            81         90
                                                              --------     --------      --------   --------
      Total non-interest income                                  2,291        2,482         4,406      4,669
                                                              --------     --------      --------   --------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                                 3,532        3,441         7,367      6,840
  Occupancy and depreciation                                     1,135          883         2,209      1,686
  Data processing                                                  222          373           557        738
  Amortization of core deposit intangible                           46           55            96        104
  Advertising and marketing expense                                356          306           658        537
  FDIC insurance premium                                            13           17            37         32
  State and local taxes                                            133          148           288        283
  Telecommunications                                               101           99           213        162
  Professional fees                                                198          388           376        752
  Other                                                            536          551         1,240      1,223
                                                              --------     --------      --------   --------
      Total non-interest expense                                 6,272        6,261        13,041     12,357
                                                              --------     --------      --------   --------

INCOME BEFORE INCOME TAXES                                       4,546        3,866         8,555      6,605
PROVISION FOR INCOME TAXES                                       1,573        1,304         2,951      2,222
                                                              --------     --------      --------   --------
NET INCOME                                                    $  2,973     $  2,562      $  5,604   $  4,383
                                                              ========     ========      ========   ========
Earnings per common share:
  Basic                                                          $0.26        $0.23         $0.50      $0.39
  Diluted                                                        $0.26        $0.22         $0.49      $0.39
Weighted average number of shares outstanding:
  Basic                                                     11,302,927   11,309,322    11,289,143 11,107,745
  Diluted                                                   11,473,750   11,443,810    11,463,125 11,242,686

                                                        (more)


Riverview Bancorp, Inc. Second Quarter Earnings
October 24, 2006
Page 5


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
                                                       At or for the six months  At or for the Year
                                                          ended September 30,        ended March 31,
                                                         2006            2005                  2006
                                                        -------        -------       --------------
                                                       (Dollars in thousands, except share data)
FINANCIAL CONDITION DATA
------------------------
Average interest earning assets                         $711,372       $631,307      $    645,084
Average interest-bearing liabilities                     592,679        522,114           532,521
Net average earning assets                               118,693        109,193           112,563
Non-performing assets                                      1,704          1,043               415
Non-performing loans                                       1,704          1,043               415
Allowance for loan losses                                  8,263          6,752             7,221
Allowance for loan losses and unfunded loan
  commitments                                              8,648          7,160             7,583
Average interest-earning assets to average interest-
  bearing liabilities                                     120.03%        120.91%           121.14%
Allowance for loan losses to non-performing loans         484.92%        647.36%          1740.00%
Allowance for loan losses to net loans                      1.18%          1.15%             1.15%
Allowance for loan losses and
  unfunded loan commitments to net loans                    1.24%          1.22%             1.20%
Non-performing loans to total net loans                     0.24%          0.18%             0.07%
Non-performing assets to total assets                       0.20%          0.14%             0.05%
Shareholders' equity to assets                             11.34%         12.06%            12.00%
Number of banking facilities                                   18             17                18


                                           At three months ended   At three months      At the year
                                            ended September 30,     ended June 30,   ended March 31,
LOAN DATA                                   2006           2005         2006                   2006
----------                                -------        -------      -------          ------------
Residential:
  One-to-four family                      $34,552        $32,251      $32,668          $    32,488
  Multi-family                              3,219          2,019        3,226                2,157
Construction:
  One-to-four family                       91,051         44,618       87,040               81,572
  Commercial real estate                   51,510         54,224       50,387               47,079
Commercial                                 66,008         69,401       66,474               59,834
Consumer:
  Secured                                  31,484         28,730       30,961               29,781
  Unsecured                                 1,141          1,688          926                1,415
Land                                       62,989         42,532       56,705               49,558
Commercial real estate                    361,244        314,776      342,174              330,705
                                          -------       --------     --------          -----------
                                          703,198        590,239      670,561              634,589
Less:
  Deferred loan fees                        4,285          4,044        4,347                4,352
  Allowance for loan losses                 8,263          6,752        7,626                7,221
                                          -------       --------     --------          -----------
  Loans receivable, net                  $690,650       $579,443     $658,588          $   623,016
                                          =======       ========     ========          ===========
DEPOSIT DATA
-------------
Interest Checking                        $153,631       $130,366     $144,120          $   129,457
Regular Savings                            32,896         39,732       34,871               38,344
Money Market Deposit Accounts             145,612        128,926      134,010              137,451
Non-Interest Checking                     101,852        103,767       96,636               94,592
Certificates of Deposit                   206,413        196,889      197,752              207,120
                                          -------       --------     --------          -----------
Total Deposits                           $640,404       $599,680     $607,389          $   606,964
                                          =======       ========     ========          ===========


                                              (more)



Riverview Bancorp, Inc. Second Quarter Earnings
October 24, 2006
Page 6


RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
                                                            At or for the three       At or for the six
                                                               months ended             months ended
                                                               September 30,            September 30,
SELECTED OPERATING DATA                                       2006      2005         2006        2005
-----------------------                                       ----      ----         ----        ----
                                                        (Dollars in thousands, except share data)
Efficiency ratio (4)                                          54.93%      59.19%     57.84%      62.21%
Efficiency ratio net of intangible amortization               54.31%      58.28%     57.21%      61.32%
Coverage ratio (6)                                           145.52%     129.29%    139.10%     122.95%
Coverage ratio net of intangible amortization                146.59%     130.44%    140.13%     123.99%
Return on average assets (1)                                   1.45%       1.40%      1.41%       1.25%
Return on average equity (1)                                  12.22%      11.36%     11.70%      10.19%
Average rate earned on interest-earned assets                  8.32%       7.08%      8.28%       6.92%
Average rate paid on interest-bearing liabilities              4.01%       2.61%      3.82%       2.55%
Spread (7)                                                     4.31%       4.47%      4.46%       4.37%
Net interest margin                                            4.97%       4.93%      5.10%       4.82%

PER SHARE DATA
Basic earnings per share (2)                                 $ 0.26      $ 0.23     $ 0.50      $ 0.39
Diluted earnings per share (3)                                 0.26        0.22       0.49        0.39
Book value per share (5)                                       8.28        7.67       8.28        7.67
Tangible book value per share (5)                              5.97        5.28       5.97        5.28
Market price per share:
  High for the period                                       $13.650     $11.050    $13.650     $11.050
  Low for the period                                         12.580      10.375     12.140      10.165
  Close for period end                                       13.500      10.405     13.500      10.405
Cash dividends declared per share                             0.100       0.085      0.195       0.170

Average number of shares outstanding:
  Basic (2)                                              11,302,927  11,309,322 11,289,143  11,107,745
  Diluted (3)                                            11,473,750  11,443,810 11,463,125  11,242,686


(1)  Amounts are annualized.
(2)  Amounts calculated exclude ESOP shares not committed to be released.
(3) Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4) Non-interest expense divided by net interest income and non-interest income.
(5)  Amounts calculated include ESOP shares not committed to be released.
(6)  Net interest income divided by non-interest expense.
(7) Yield on interest-earning assets less cost of funds on interest bearing liabilities.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.